As filed with the Securities and Exchange Commission on August 21, 2009

Registration No. 333- [*]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

QUICKLOGIC CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	77-188504
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1277 Orleans Drive

Sunnyvale, CA 94089-1138

(408) 990-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

E. Thomas Hart

Chief Executive Officer

QuickLogic Corporation

1277 Orleans Drive

Sunnyvale, CA 94089-1138

(408) 990-4000

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Ralph S. Marimon Chief Financial Officer QuickLogic Corporation 1277 Orleans Drive Sunnyvale, CA 94089-1138 (408) 990-4000	Aaron J. Alter, Esq. Glenn J. Luinenburg, Esq. Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, CA 94304-1050 (650) 493-9300

Approximate date of commencement of proposed sale to the public:
From time to time, after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To Be Registered (1) (2)		Proposed Maximum Offering Price Per Unit		Proposed Maximum Aggregate Offering Price (1) (2)	Amount of Registration Fee
Common Stock, $0.001 par value per share(3)	—		—		—	—
Preferred Stock, $0.001 par value per share(3)	—		—		—	—
Depositary Shares(4)	—		—		—	—
Debt Securities	—		—		—	—
Warrants(5)	—		—		—	—
Total(6)	$30,000,000	(6)	100	%(7)	$30,000,000	$1,674	(8)

(1)          Or (i) if any debt securities are issued at an original issue discount, such greater principal amount at maturity as shall result in an aggregate initial offering price equal to the amount to be registered or (ii) if any securities are issued in an amount denominated in a foreign currency or composite currency, such amount as shall result in an aggregate initial offering price equivalent thereto in United States dollars at the time of initial offering.

(2)          These figures are estimates made solely for the purpose of calculating the registration fee pursuant to Rule 457(o).  Exclusive of accrued interest, if any, on the debt securities.  The amount is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(3)          In addition to any securities that may be registered hereunder, we are also registering an indeterminate number of shares of common stock and preferred stock, as may be issued upon conversion or exchange of the securities issued hereunder.

(4)          In addition to any securities that may be registered hereunder, we are also registering an indeterminate number of depositary shares as may be issued upon conversion or exchange of any preferred stock, depositary shares or warrants issued hereunder.

(5)          Includes warrants to purchase shares of common stock, preferred stock or depositary shares, and warrants to purchase debt securities.

(6)          The securities registered hereunder may be sold separately, or as units with other securities registered hereby.  The proposed maximum offering price per unit will be determined by us in connection with the issuance of such securities.  In no event will the aggregate offering price of all securities issued from time to time pursuant to this Registration Statement exceed $30,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies.  The aggregate amount of common stock registered hereunder is further limited to that which is permissible under Rule 415(a)(4) under the Securities Act, to the extent applicable.

(7)          We will determine the proposed maximum offering price per unit in connection with the issuance of the securities and it is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(8)          Calculated pursuant to Rule 457(o) under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 21, 2009

PROSPECTUS

$30,000,000

QUICKLOGIC CORPORATION

By this prospectus, we may offer, from time to time

•                  Common stock

•                  Preferred stock

•                  Depositary shares

•                  Warrants

•                  Debt Securities

SEE “RISK FACTORS” BEGINNING ON PAGE 11 FOR INFORMATION YOU SHOULD CONSIDER BEFORE BUYING OUR SECURITIES.

From time to time, we may offer up to $30,000,000 of any combination of the securities described in this prospectus.  Any preferred stock that we sell may be sold either as shares of preferred stock or represented by depositary shares.

Our common stock is listed on the NASDAQ Global Market under the symbol “QUIK.”  On August 19, 2009, the last reported sale price of our common stock on the NASDAQ Global Market was $1.16 per share.

We will provide specific terms of these securities in supplements to this prospectus.  You should read this prospectus and any supplement carefully before you purchase any of our securities.

THIS PROSPECTUS MAY NOT BE USED TO OFFER AND SELL SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We may offer the securities in amounts, at prices and on terms determined at the time of offering.  We may sell the securities directly to you, through agents we select, or through underwriters and dealers we select.  If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement.  For additional information regarding the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus.

QUICKLOGIC CORPORATION

1277 Orleans Drive

Sunnyvale, CA 94089-1138

(408) 990-4000

This prospectus is dated [•], 2009

No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us.  Neither this prospectus nor any prospectus supplement shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation.  Neither the delivery of this prospectus or any prospectus supplement nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement is correct as of any date subsequent to the date hereof or of such prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the Securities and Exchange Commission, or the Commission, in accordance with the Securities Exchange Act of 1934, or the Exchange Act.  You may read and copy our reports, proxy statements and other information filed by us at the public reference room of the Commission located at 100 F Street, N.E., Washington, D.C. 20549.  Please call the Commission at 1-800-SEC-0330 for further information about the public reference room.  Our reports, proxy statements and other information filed with the Commission are available to the public over the Internet at the Commission’s website at www.sec.gov and at the QuickLogic website at www.quicklogic.com.

DOCUMENTS INCORPORATED BY REFERENCE

The Commission allows us to “incorporate by reference” certain information we file with them, which means that we can disclose important information by referring you to those documents.  The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information.  We incorporate by reference the documents listed below and any future filings made by us with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information or reports “furnished” on Form 8-K*) until our offering is complete:

•                  our annual report on Form 10-K for the fiscal year ended December 28, 2008, filed on March 11, 2009;

•                  our quarterly reports on Form 10-Q for the fiscal quarters ended March 29, 2009, filed on May 8, 2009 and June 28, 2009, filed on August 7, 2009;

•                  our current reports on Form 8-K, filed on April 28, 2009, July 2, 2009, July 28, 2009 and August 4, 2009;*

•                  the description of our common stock set forth in our registration statement on Form 8-A, filed on October 12, 1999; and

•                  the Rights Agreement, dated as of November 28, 2001, between QuickLogic Corporation and American Stock Transfer & Trust Company, as Rights Agent, filed as Exhibit 4.1 to our registration statement on Form 8-A filed on December 10, 2001.

You may request a copy of these filings, at no cost, by telephoning us at (408) 990-4000 or by writing us at the following address:

Chief Financial Officer

QuickLogic Corporation

1277 Orleans Drive

Sunnyvale, CA 94089-1138

ir@quicklogic.com

* Pursuant to General Instruction B(2) of Form 8-K, information or reports “furnished” on Form 8-K are not deemed to be “filed” for the purpose of Section 18 of the Exchange Act and are not subject to the liabilities of that section. Unless otherwise specifically noted in the Form 8-K, we are not incorporating and will not incorporate by reference future information or reports “furnished” on Form 8-K into this prospectus.

SUMMARY

This prospectus is part of a registration statement that we have filed with the Commission using a “shelf” registration process.  Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $30,000,000.  This prospectus provides you with a general description of the securities we may offer.  Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering.  This prospectus does not contain all of the information included in the registration statement.  For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.  The prospectus supplement may also add, update or change information contained in this prospectus.  You should read both this prospectus and any prospectus supplement, including the risk factors, together with the additional information described under the heading “Where You Can Find More Information.”

THIS PROSPECTUS MAY NOT BE USED TO OFFER AND SELL SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

QuickLogic Corporation

QuickLogic Corporation was founded in 1988 and reincorporated in Delaware in 1999.  We develop and market low power customizable semiconductor solutions that enable customers to add differentiated features and capabilities to their mobile, prosumer (derived from the term “professional consumer”), consumer and industrial products.  We are a fabless semiconductor company that operates in a single industry segment where we design, market and support primarily Customer Specific Standard Products, or CSSPs, and, secondarily, Field Programmable Gate Arrays, or FPGAs, associated design software and programming hardware.  Our CSSPs are customized semiconductor building blocks created from our new solution platforms including ArcticLink® II, ArcticLink, PolarPro® II, PolarPro, EclipseTM II and QuickPCI® II (all of which fall into our new product category); our mature product family includes pASIC® 3, QuickRAM®, Eclipse, and EclipsePlus, as well as royalty revenue, programming hardware and design software; our end-of-life product family includes pASIC 1, pASIC 2, V3, QuickMIPS, QuickPCI and QuickFC.

We market CSSPs to Original Equipment Manufacturers, or OEMs, and Original Design Manufactures, or ODMs, offering differentiated mobile products.  Our target mobile markets include:

•                  Cellular — including multimedia and smartphones;

•                  Computing — including Mobile Internet Devices, or MIDs, Netbooks, Smartbooks, Ultra Mobile PCs, or UMPCs, industrial personal digital assistants, or PDAs, handheld point-of-sales, or POS, terminals and broadband 3G data cards; and

•                  Consumer Electronics — including portable media players, or PMPs, personal navigation devices, or PNDs, and wireless hard disk drives or wireless storage devices.

In addition to working directly with our customers, we partner with other companies with expertise in certain technologies to develop additional intellectual property, reference platforms and system software to provide application solutions.  We also work with mobile processor manufacturers and companies that supply storage, networking or graphics components for embedded systems.  The depth of these relationships varies depending on the partner and the dynamics of the end market being targeted, but is typically a co-marketing program that includes joint account calls, promotional activities and/or engineering collaboration and developments, such as reference designs.

During the second quarter of 2009, we completed development and released for manufacturing the latest in our family of VEE-enabled solution platforms - ArcticLink II, VX2 and VX4.  The VX family embeds the second generation Visual Enhancement Engine, or VEE™, Proven System Block (PSB), which improves the user’s video viewing experience while extending system battery life by allowing reduction in the power used by a mobile device’s single biggest consumer of power, the backlight.  The VX4 platform also embeds the Qualcomm developed MDDI serial interface for ease of connection with their mobile processors.  The VX2 platform also embeds an LCD Controller and optional CellularRAM frame buffer for storing display content.  By embedding the frame buffer, the mobile processor can be powered down more frequently, saving previous energy and extending battery life.  Both the VX2 and VX4 embed a programmable fabric for integrating additional PSBs that can reduce BOM cost, reduce PCB space, and can optimize system power consumption.

Although the semiconductor industry as a whole has seen a dramatic decline in 2009 with modest growth predicted in 2010, consumer products remain a strong driver for semiconductor sales.  We believe that the target mobile markets for our CSSPs continue to provide growth potential.  Trends in the rapidly growing sub-segments of the consumer market in which we participate include:

•                  Mobile, Handheld Devices:  In 2008, more than 1.2 billion cellular phones, ranging from multimedia to ultra low cost phones, were sold (according to iSuppli, a market intelligence company).  More importantly, iSuppli predicts that the smartphone segment of the overall cellular phone segment will increase 62% over the next three years, from 219 million units in 2008 to 356 million units, by the end of 2011.  In fact, the smartphone segment is predicted to be one of the higher growth segments during the current economic downturn.

•                  Netbook/Smartbook Category:  iSuppli predicts shipments of wirelessly-enabled netbooks will more than triple by 2012, rising to 36.3 million units, up from 10.3 million in 2008.  This segment is largely driven by the desire for a consumer platform that combines the mobile computing and Internet experience of Notebooks with the day-long battery life of Multimedia and Smartphones.

•                  USB-Based Broadband Data Card:  Mobile data service providers anticipate consumer demand for these data cards to reach nearly 40 million units in 2009, according to the market research firm ABI Research.  These data cards enable consumers to connect their Notebook, Netbook, Smartbook or PC to the cellular network as a broadband internet connection.  During our second quarter, QuickLogic announced the selection of a CSSP, based on the ArcticLink solution platform, for the Icera Espresso® 300 3G soft modem platform.  Icera is a leader in software-defined wireless chipsets and is the only company to deliver software-based cellular modems for broadband data cards, USB sticks, and mobile internet devices.  Icera’s reference design uses a wafer-level chip scale (WLCSP) version of the ArcticLink solution platform to compliment its second-generation baseband chip design.

Underlying industry trends affecting the market for mobile devices include the use of platforms to enable rapid product proliferation, the need for high bandwidth solutions enabling mobile Internet and streaming video, miniaturization and the need to increase battery life.  Another important trend is shrinking product life cycles, which drives a need for faster, lower risk product development.  There is intense pressure on the total product cost of these devices, including per unit component costs and non-recurring development costs.  As more people experience the advantages of a mobile lifestyle at home, they demand the same advantages in their professional lives, and while they are “on the go”, or mobile.  Therefore, we believe that these trends toward mobile, handheld products which have a small form factor and maximize battery life will also be evident in other segments such as industrial, medical and military.

We are a Delaware corporation, and our principal executive offices are located at 1277 Orleans Drive, Sunnyvale, California 94089.  Our telephone number at that address is (408) 990-4000.  Our website is located at www.quicklogic.com.  We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this document.

The Securities We May Offer

We may offer up to $30,000,000 of debt securities, common stock, preferred stock, depositary shares and warrants in one or more offerings and in any combination.  Any shares of preferred stock that we may offer may be offered either as shares of preferred stock or be represented by depositary shares.  This prospectus provides you with a general description of the securities we may offer.  A prospectus supplement, which we will provide each time we offer securities, will describe the specific amounts, prices and terms of these securities.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers.  We, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities.  Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

Common Stock

We may offer shares of our common stock, par value $0.001 per share, either alone or underlying other registered securities convertible into our common stock.  Holders of our common stock are entitled to receive dividends declared by our board of directors out of funds legally available for the payment of dividends, subject to rights, if any, of preferred stockholders.  Currently, we do not pay dividends.  Each holder of common stock is entitled to one vote per share.  The holders of common stock have no preemptive rights.

Preferred Stock and Depositary Shares

We may issue preferred stock in one or more series.  Our board of directors or a committee designated by the board will determine the dividend, voting and conversion rights and other provisions at the time of sale.  Each series of preferred stock will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of liquidation, dissolution or the winding up of QuickLogic, voting rights and rights to convert into common stock.  We may also issue fractional shares of preferred stock that will be represented by depositary shares and depositary receipts.  Each particular series of depositary shares will be more fully described in the prospectus supplement that will accompany this prospectus.

Warrants

We may issue warrants for the purchase of common stock, preferred stock or depositary shares.  We may issue warrants independently or together with other securities.

Debt Securities

We may offer secured or unsecured obligations in the form of one or more series of senior or subordinated debt.  The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the “debt securities.”  The senior debt securities will have the same rank as all of our other unsubordinated debt.  The subordinated debt securities generally will be entitled to payment only after payment of our senior debt.  Senior debt generally includes all debt for money borrowed by us, except debt that is stated in the instrument governing the terms of that debt to be not senior to, or to have the same rank in right of payment as, or to be expressly junior to, the subordinated debt securities.  We may issue debt securities that are convertible into shares of our common stock.

The senior and subordinated debt securities will be issued under separate indentures between us and a trustee.  We have summarized the general features of the debt securities to be governed by the indentures.  These indentures have been filed as exhibits to the registration statement that we have filed with the SEC (this prospectus being part of that registration statement).  We encourage you to read these indentures.  Instructions on how you can get copies of these documents are provided under the heading “Where You Can Find More Information.”

General Indenture Provisions that Apply to Senior and Subordinated Debt

•                  Each indenture allows debt to be issued in series with terms particular to each series.

•                  None of the indentures limit the amount of debt that we may issue or generally provide holders any protection should there be a highly leveraged transaction involving our company.

•                  The indentures allow us to merge or to consolidate with another United States business entity or convey, transfer or lease our properties and assets substantially as an entirety to another United States business entity, as long as certain conditions are met.  If these events occur, the other business entity will be required to assume our responsibilities on the debt securities, and we will be released from all liabilities and obligations, except in the case of a lease.

•                  The indentures provide that we and the trustee may generally amend the indentures with the consent of holders of a majority of the total principal amount of the debt outstanding in any series to change certain of our obligations or your rights concerning the debt.  However, to change the payment of principal or interest, to adversely affect the right to convert, or to change certain matters, every holder in that series must consent.

•                  We may discharge the indentures and defease restrictive covenants by depositing sufficient funds with the trustee to pay the obligations when due, as long as certain conditions are met.  The trustee would pay all amounts due to you on the debt from the deposited funds.

Events of Default

Each of the following is an event of default under the indentures:

•                  principal not paid when due;

•                  any sinking fund payment not made when due;

•                  failure to pay interest for 90 days;

•                  covenants not performed for 90 days after notice; and

•                  certain events of bankruptcy, insolvency or reorganization of QuickLogic Corporation.

A prospectus supplement may describe deletions of, or changes or additions to, the events of default.

Remedies

Upon an event of default, other than a bankruptcy, insolvency or reorganization, the trustee or holders of 25% of the principal amount outstanding in a series may declare the outstanding principal and premium, if any, plus accrued and unpaid interest, if any, immediately payable except as described in this prospectus.  However, the holders of a majority in principal amount may, under certain circumstances, rescind this action.  If a bankruptcy, insolvency or reorganization event of default were to occur, the principal amount and premium, if any, or all debt securities of that series, together with the accrued and unpaid interest, if any, will automatically become due and payable.

Indenture Provisions that Apply Only to the Subordinated Debt Securities

The subordinated debt securities indenture provides that the subordinated debt securities will be subordinated to all senior debt as defined in the subordinated indenture.

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated.  To date we have not issued any preferred stock.  Therefore, the ratio of earnings to combined fixed charges and preferred stock dividend requirements are the same as the ratio of earnings to fixed charges presented below.

	Fiscal Year Ended					Six Months Ended
	December 31, 2004	January 1, 2006	December 31, 2006	December 30, 2007	December 28, 2008	June 28, 2009
Income (loss) before income taxes	$(8,832)	$2,519	$(9,143)	$(11,059)	$(9,409)	$(4,834)
Add: Fixed charges(1):
Interest expensed	255	189	329	280	255	47
Interest on rental expenses	306	320	283	293	211	97
Total — fixed charges	561	509	612	573	436	144
Total earnings (loss) for computation of ratio	(8,271)	3,028	(8,531)	(10,486)	(8,973)	(4,690)
Ratio of earnings to fixed charges(2)	—	5.95	—	—	—	—

(1)          Fixed charges include interest expense plus the portion of interest expense under operating leases deemed by us to be representative of the interest factor.

(2)          Due to our losses in the years ended December 31, 2004, January 1, 2006, December 31, 2006, December 30, 2007 and December 28, 2008 and the six months ended June 28, 2009, the ratio coverage was less than 1:1.  Additional earnings of $8.8 million, $9.1 million, $11.0 million, $9.4 million and $4.8 million for the years ended December 31, 2004, January 1, 2006, December 31, 2006, December 30, 2007 and December 28, 2008 and the six months ended June 28, 2009, respectively, would have been required to achieve a ratio of 1:1.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any related prospectus supplement and the registration statement of which they are a part contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements are generally written in the future tense and/or are preceded by words such as “will,” “may,” “should,” “forecast,” “could,” “expect,” “suggest,” “believe,” “anticipate,” “intend,” “plan,” or other similar words.  Forward-looking statements include statements regarding:

•                  the commercial success of our products,

•                  our revenue levels,

•                  our gross profit and factors that affect gross profit,

•                  our liquidity,

•                  our level of operating expenses,

•                  our research and development efforts,

•                  our partners and suppliers, and

•                  industry trends.

In addition, from time to time we or our representatives have made or will make forward-looking statements orally or in writing.  Furthermore, such forward-looking statements may be included in various filings that we make with the Commission, or press releases or oral statements made by or with the approval of one of our authorized executive officers.  We intend that these forward-looking statements be subject to the safe harbors created by the relevant provisions of the Securities Act and the Exchange Act.

Forward-looking statements involve a number of risks and uncertainties, many of which are outside of our control.  Factors that might cause actual results to differ include, but are not limited to, those set forth under Item 1A, “Risk Factors,” in our most recent Quarterly Report on Form 10-Q and in our future filings made with the Commission.   In particular, factors that could cause actual results to differ materially from projected results include, but are not limited to:

•                  the conversion of our design opportunities into revenue,

•                  the impact of the current financial crisis,

•                  the liquidity required to support our future operating and capital requirements,

•                  the commercial and technical success of our Customer Specific Standard Products, or CSSPs, and new products,

•                  the expected decline in revenue from our mature and end-of-life, or EOL, products,

•                  limited visibility into demand for our products, including demand from significant customers or for new products, and

•                  our relationship with and the manufacturing of our products by Tower Semiconductor Ltd.

Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements will be accurate.  In light of the significant uncertainties inherent in our forward-looking statements, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved.  Furthermore, past performance in operations and share price is not necessarily indicative of future performance.  QuickLogic disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures we have made or will make in our reports to the Commission on Forms 10-K, 10-Q and 8-K.  All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this prospectus.

RISK FACTORS

Investment in our securities involves risks.  Prior to making a decision about investing in our securities, you should consider carefully the following Risk Factors, together with all of the other information contained or incorporated by reference in this prospectus, including any additional specific risks described in any prospectus supplement.  The risks described below are not the only ones facing our company.  Additional risks not presently known to us or that we currently believe are immaterial may also adversely affect our business, operating results and financial condition.  In any such case, the trading price of our common stock could decline and you could lose all or part of your investment.  Keep these risk factors in mind when you read forward-looking statements contained elsewhere or incorporated by reference in this prospectus or in any prospectus supplement.

Our CSSP design opportunities may not result in the revenue we expect.

We have transitioned from being a broad-based supplier of FPGA devices to being a supplier of CSSPs primarily to the mobile market.  We have developed a significant pipeline of design opportunities for CSSPs in our target markets and we are focused on converting these design opportunities into revenue.  Revenue contributions from new mobile products will be important over the next two to four quarters in order to grow our business, achieve profitability and maintain or increase our cash and cash equivalent balances.  Mobile product life cycles are short and we must replace revenue lost at the end of each product life cycle with sales from new design wins.  In addition, we expect revenue from the rest of our business to continue to decline due to the stage of our customers’ product life cycles.

The generation of revenue from mobile market design opportunities is influenced by a number of factors, such as our ability to supply solutions that meet customers’ cost targets and performance requirements, the value and price of our solutions relative to competing solutions, our customers’ decisions whether to produce in volume the products utilizing our solution, the timing of our customers’ product introduction dates, the market success of our customers’ products and general economic conditions.  If these design opportunities result in revenue that is later or significantly lower than we expect, our results of operations and financial condition will be adversely affected.

Our business could be adversely affected by the current financial crisis.

The downturn in general worldwide economic conditions may continue to cause a reduction in the consumption of the products that use our devices, cause the cancellation of or delay our customers’ introduction of new products using our devices, disrupt supply chains and affect the financial health of our customers or suppliers.  As such, the financial crisis may continue to adversely impact our customer and supplier relationships, revenue level, product prices, the value of our inventories and long-lived assets, reserves for excess and obsolete inventory, production capability, collectability of accounts receivable, access to inventory or equipment at suppliers and liquidity, which may materially harm our business.

We may not have the liquidity to support our future operations and capital requirements.

As a result of current revenue and operating expense levels, changes in working capital and interest and debt payments, we will need to generate significantly higher revenue to generate positive cash flow.  In addition, our new products, such as our ArcticLink and PolarPro solution platforms, and products currently under development have been generating lower gross margin as a percentage of revenue than the rest of our historical business due to the markets that we have targeted and the larger order quantities associated with these applications.  Whether we can achieve cash flow levels sufficient to support our operations cannot be accurately predicted, and our investment portfolio is subject to a degree of interest rate and liquidity risk.  Unless such cash flow levels are achieved and our investment portfolio remains liquid and its capital is preserved, we may need to borrow additional funds or sell debt or equity securities, or some combination thereof, to provide funding for our operations.  Such additional funding source may not be available on commercially reasonable terms, or at all.  If adequate funds are not available when needed, our financial condition and operating results would be materially and adversely affected and we may not be able to operate our business without significant changes in our operations, or at all.

Restrictive covenants in the indentures and agreements governing our current and future indebtedness could restrict our operating flexibility.

The indentures and agreements governing our existing debt, and debt we may incur in the future, contain, or may contain, affirmative and negative covenants that materially limit our ability to take certain actions, including our ability to incur debt, pay dividends and repurchase stock, make certain investments and other payments, enter into certain mergers and consolidations, engage in sale leaseback transactions and encumber and dispose of assets.  In addition, our future debt agreements may contain financial covenants and ratios.

The breach of any of these covenants by us or the failure by us to meet any of these ratios or conditions could result in a default under any or all of such indebtedness.  If a default occurs under any such indebtedness, all of the outstanding obligations thereunder could become immediately due and payable, which could result in a default under our other outstanding debt and could lead to an acceleration of obligations related to other outstanding debt.  The existence of such a default or event of default could also preclude us from borrowing funds under our revolving credit facilities.  Our ability to comply with the provisions of the indentures, credit facilities and other agreements governing our outstanding debt and indebtedness we may incur in the future can be affected by events beyond our control and a default under any debt instrument, if not cured or waived, could have a material adverse effect on us.

If we fail to successfully develop, introduce and sell CSSPs and new products, or if our CSSP design opportunities do not generate the revenue we expect, we may be unable to compete effectively in the future.

The market for differentiated mobile devices is highly competitive and dynamic, with short end market product life cycles and rapid obsolescence of existing products.  To compete successfully, we must obtain access to advanced fabrication capacity and dedicate significant resources to specify, design, develop, manufacture and sell new or enhanced CSSPs that provide increasingly higher levels of performance, low power consumption, new features, reliability and/or cost savings to our customers.  Due to the short product life cycle of these devices our revenue is subject to fluctuation in a short period of time and our ability to grow our business depends on accelerating our design win activity.  We often make significant investments in CSSP and silicon platform development, selling and marketing, long before we generate revenue, if any, from our efforts.  The markets we are targeting typically have higher volumes and greater price pressure than our traditional business.  In addition, we quote opportunities in anticipation of future cost reductions and may aggressively price products to gain market share.  In order to react quickly to opportunities or to obtain favorable wafer prices, we make significant investments in and commitments to purchase inventories and capital equipment before we have firm commitments from customers.  Our gross margin and valuation of inventories may be affected by these strategies if, for instance, we generate significant revenue before we are able to reduce our costs or if an opportunity priced to gain market share becomes significant to our quarterly revenue.

We expect our business growth to be driven by CSSPs, and CSSP revenue growth needs to be strong enough to achieve profitability while offsetting expected declines in other parts of our business.  The gross margin associated with our CSSPs and new products is generally lower than the gross margin of our mature and end-of-life products, due primarily to the price sensitive nature of the higher volume mobile consumer opportunities that we are pursuing with CSSPs.  If our mature product revenue were to decline more quickly than expected, it could have a significant effect on our results of operations and cash flows.  Because the product life cycle of mobile products is short, we must replace revenue at the end of a product life cycle with sales from new design opportunities.  In addition, sales of our mature product family could decline if competitors replace us in these design opportunities.  While we expect revenue and gross profit growth from CSSPs will offset the expected decline in revenue and gross profit from our mature products and the effect of short mobile product life cycles, there is no assurance whether or when this will occur.  In order to grow our revenue from its current level, we are dependent upon increased revenue from our existing products, especially CSSPs based on our ArcticLink and PolarPro solution platforms, and the development of CSSPs, additional new products and solutions.

If (i) we are unable to design, produce and sell new CSSPs that meet design specifications, address customer requirements and generate sufficient revenue and gross profit; (ii) market demand for our CSSPs and other products fails to materialize; (iii) we are unable to obtain adequate capacity on a timely basis; (iv) we are unable to develop CSSPs or solutions in a timely manner; or (v) our customers do not successfully introduce products incorporating our devices, our revenue and gross margin will be materially harmed, our liquidity and cash flows will be materially affected, we may be required to write-off related inventories and long-lived assets or there may be other adverse effects on our business or the price of our common stock.

We may be unable to accurately estimate quarterly revenue, which could adversely affect the trading price of our stock.

Our current product delivery cycle can be longer than our customers’ known requirements for product.  As a result, we may have low visibility to product demand in any given quarter.  If our customers cannot provide us with accurate delivery lead times, we may not be able to deliver product to our customers in a timely fashion.  Furthermore, our ability to respond to increased demand is limited to inventories on hand or on order, the capacity available at our contract manufacturers and our capacity to program products to customer specifications.  If we fail to accurately estimate customer demand, record revenue, or if our available capacity is less than needed to meet customer demand, our results of operations could be harmed and our stock price could materially fluctuate.

We have a limited number of significant customers and limited visibility into the long-term demand for our products from these customers.

A few end-customers can represent a significant portion of our total revenue in a given reporting period and the likelihood of this occurring will increase in the future as we target market leading manufacturers of high volume mobile applications.  As in the past, future demand from these customers may fluctuate significantly from quarter to quarter.  These customers typically order products with short requested delivery lead times, and do not provide a commitment to purchase product past the period covered by purchase orders, which may be rescheduled or cancelled.  In addition, our manufacturing lead times are longer than the delivery lead times requested by these customers, and we make significant purchases of inventory and capital expenditures in anticipation of future demand.  If revenue from any significant customer were to decline substantially, we may be unable to offset this decline with increased revenue and gross margin from other customers and we may purchase excess inventories.  These factors could severely harm our business.

In addition, we may make a significant investment in long-lived assets for the production of our products based upon historical and expected demand.  If demand for our products or gross margin generated from our products does not meet our expectations or if we are unable to collect amounts due from significant customers, we may be required to write-off inventories, provide for uncollectible accounts receivable or incur charges against long-lived assets, which would materially harm our business.

We depend upon third parties to fabricate, assemble, test and program our products, and they may discontinue manufacturing our products, fail to give our products priority, be unable to successfully manufacture our products to meet performance, volume or cost targets, or inaccurately report inventories to us.

We contract with third parties to fabricate, assemble, test and program our devices.  Our devices are generally fabricated, assembled and programmed by single suppliers, and the loss of a supplier, transfer of manufacturing to a new location, expiration of a supply agreement or the inability of our suppliers to manufacture our products to meet volume, performance and cost targets could have a material adverse effect on our business.  Our relationship with our suppliers could change as a result of a merger or acquisition.  If for any reason these suppliers or any other vendor becomes unable or unwilling to continue to provide services of acceptable quality, at acceptable costs and in a timely manner, our ability to operate our business or deliver our products to our customers could be severely impaired.  We would have to identify and qualify substitute suppliers, which could be time consuming, difficult and result in unforeseen operational problems, or we could announce an end-of-life program for these products.  Alternate suppliers might not be available to fabricate, assemble, test and program our devices or, if available, might be unwilling or unable to offer services on acceptable terms.

In addition, if competition for wafer manufacturing capacity increases, if we need to migrate to more advanced wafer manufacturing technology, or if competition for assembly services increases, we may be required to pay or invest significant amounts to secure access to this capacity.  For example, between 2001 and 2002 we invested $21.3 million in equity and prepaid wafer credits to obtain guaranteed wafer fabrication capacity at Tower Semiconductor Ltd., or Tower, until at least 2010.  The number of companies that provide these services is limited and some of them have limited operating histories and financial resources.  In the event our current suppliers refuse or are unable to continue to provide these services to us, or if we are unable to secure sufficient capacity from our current suppliers on commercially reasonable terms, we may be unable to procure services from alternate suppliers in a timely manner, if at all.  Moreover, our reliance on a limited number of suppliers subjects us to reduced control over delivery schedules, quality assurance and costs.  This lack of control may cause unforeseen product shortages or may increase our cost to manufacture and test our products, which would adversely affect our operating results and cash flows.

We record a majority of our inventory transactions based on information from our subcontractors.  If we do not receive prompt and accurate information from our suppliers, we could be unable to meet our delivery commitments to customers or commit to manufacturing inventories that are not required to meet customer delivery commitments, which could materially harm our business.

Our future results depend on our relationship with Tower.

We have invested approximately $21.3 million in Tower.  In return for our investment, we received equity, prepaid wafer credits, favorable wafer pricing and committed production capacity in Tower’s foundry facility.  We believe that Tower’s long-term operation of this fabrication facility depends on its ability to attract sufficient customer demand, to obtain additional financing, to increase capacity, to obtain the release of grants and approvals for changes in grant programs from the Israeli government’s Investment Center and its ability to remain in compliance with the terms of its grant and credit agreements.  The current political uncertainty and security situation in the Middle East where Tower’s fabrication facility is located, the cyclical nature of the market for foundry manufacturing services, Tower’s financial condition, or other factors may adversely impact Tower’s business prospects and may discourage future investments in Tower from outside sources.  If Tower is unable to obtain adequate financing and increase production output in a timely manner, the value of our investment in Tower may possibly become worthless, our wafer credit from Tower may decline in value or possibly become worthless, and we would have to identify and qualify a substitute supplier to manufacture our products.  This could require significant development time, cause product shipment delays, impair long-lived assets and the value of our wafer credits, damage our liquidity and severely harm our business.  In addition, Tower is the primary manufacturer of our new products.

The value of our investment in Tower and its corresponding wafer credits may also be adversely affected by a deterioration of conditions in the market for foundry manufacturing services, the market for semiconductor products, Tower’s financial health and Tower’s ability to remain in compliance with NASDAQ listing standards.  As of June 28, 2009, we held 1,344,543 available for sale Tower ordinary shares.  Tower’s shares have traded below $1.00 during the past 52 weeks, if Tower does not remain in compliance with NASDAQ listing standards, or if Tower’s financial position is determined to be significantly impaired, the liquidity of our investment and our ability to utilize the remaining prepaid wafer credits may be adversely affected.

We will be unable to compete effectively if we fail to anticipate product opportunities based upon emerging technologies and standards or fail to develop products and solutions that incorporate these technologies and standards in a timely manner.

We spend significant time and money designing and developing silicon solution platforms such as ArcticLink and PolarPro and proven system blocks, such as our VEE, USB and IDE, or emerging technologies, such as low power programmable logic, advanced process technology or small form factor packaging.  We intend to develop additional products and solutions and to adopt new technologies in the future.  If system manufacturers adopt alternative standards or technologies, if an industry standard or emerging technology that we have targeted fails to achieve broad market acceptance, if customers choose low power offerings from our competitors, or if we are unable to bring the technologies or solutions to market in a timely and cost-effective manner, we may be unable to generate significant revenue from our research and development efforts.  As a result, our business would be materially harmed and we may be required to write-off related inventories and long-lived assets.

Our customers may cancel or change their product plans after we have expended substantial time and resources in the design of their products.

Our customers often evaluate our products for six months or more before designing them into their systems, and they may not commence volume shipments for up to an additional six to twelve months, if at all.  During this lengthy sales cycle, our potential customers may cancel or change their product plans.  Customers may also discontinue products incorporating our devices at any time or they may choose to replace our products with lower cost semiconductors.  In addition, we are working with leading customers in our target markets to define our future products.  If customers cancel, reduce or delay product orders from us or choose not to release products that incorporate our devices after we have spent substantial time and resources developing products or assisting customers with their product design, our revenue levels may be less than anticipated and our business could be materially harmed.

If we fail to adequately forecast demand for our products, we may incur product shortages or excess product inventories.

Our agreements with certain suppliers require us to provide forecasts of our anticipated manufacturing orders, and place binding manufacturing commitments in advance of receiving purchase orders from our customers.  We are limited in our ability to increase or decrease our forecasts under such agreements.  Other manufacturers supply us with product on a purchase order basis.  The allocation of capacity is determined solely by our suppliers over which we have no direct control.  Additionally, we may place orders with our suppliers in advance of customer orders to allow us to quickly respond to changing customer demand or to obtain favorable product costs.  Furthermore, we provide our suppliers with equipment which is used to program our products to customer specifications.  The programming equipment is manufactured to our specifications and has significant order lead times.  These factors may result in product shortages or excess product inventories.  Obtaining additional supply in the face of product, programming equipment or capacity shortages may be costly, or not possible, especially in the short term since most of our products and programming equipment are supplied by a single supplier.  Our failure to adequately forecast demand for our products could materially harm our business.

Our approach to developing solutions for potential customers involves: (i) embedded processors developed by other companies; (ii) peripheral devices developed by other parties such as micro hard disk drives, Wi-Fi devices and NAND flash memory; (iii) proprietary intellectual property such as key elements of our VEE technology; and (iv) specific industry standards such as USB 2.0 OTG, Secure Digital High Capacity, or SDHC, IDE and SDIO.  We have entered into informal partnerships with other parties that involve the development of solutions that interface with their devices or standards.  These informal partnerships also may involve joint marketing campaigns and sales calls.  If our solutions are not incorporated into customer products, if our partners discontinue production of or integrate our solution into their product offerings, or if the informal partnerships do not grow as expected or if they are significantly reduced or terminated by acquisition or other means, our revenue and gross margin will be materially harmed and we may be required to write-off related inventories and long-lived assets.  Fluctuations in our manufacturing processes, yields and quality, especially for new products, may increase our costs.

Difficulties encountered during the complex semiconductor manufacturing process can render a substantial percentage of semiconductor devices nonfunctional.  New manufacturing techniques or fluctuations in the manufacturing process may change the performance distribution and yield of our products.  We have, in the past, experienced manufacturing runs that have contained substantially reduced or no functioning devices, or that generated devices with below normal performance characteristics.  Our reliance on third party suppliers may extend the period of time required to analyze and correct these problems.  Once corrected, our customers may be required to redesign or requalify their products.  As a result, we may incur substantially higher manufacturing costs, shortages of inventories or reduced customer demand.

Yield fluctuations frequently occur in connection with the manufacture of newly introduced products, with changes in product architecture, with manufacturing at new facilities, on new fabrication processes or in conjunction with new backend manufacturing processes.  Newly introduced solutions and products, such as our CSSPs and ArcticLink and PolarPro solution platforms, are often more complex and more difficult to produce, increasing the risk of manufacturing related defects.  New manufacturing facilities or processes are often more complex and take a period of time to achieve expected quality levels and manufacturing efficiencies.  While we test our products, including our software development tools, they may still contain errors or defects that are found after we have commenced commercial production.  Undetected errors or defects may also result from new manufacturing processes or when new intellectual property is incorporated into our products.  If our products or software development tools contain undetected or unresolved defects, we may lose market share, experience delays in or loss of market acceptance, reserve or scrap inventories or be required to issue a product recall.  In addition, we would be at risk of product liability litigation if defects in our products were discovered.  Although we attempt to limit our liability to end users through disclaimers of special, consequential and indirect damages and similar provisions, we cannot assure you that such limitations of liability will be legally enforceable.

We have a history of losses and cannot assure you that we will again be profitable in the future.

We have incurred significant losses to date.  Our accumulated deficit as of June 28, 2009 was $153.0 million.  We recorded a net loss of $9.4 million in 2008, $11.1 million in 2007, and $9.2 million in 2006, and we may not return to profitability in any future periods.

Our future operating results are likely to fluctuate and therefore may fail to meet expectations, which could cause our stock price to decline.

Our operating results have varied widely in the past and are likely to do so in the future.  In addition, our past operating results may not be an indicator of future operating results.  Our future operating results will depend on many factors and may fail to meet our expectations for a number of reasons, including those set forth in these risk factors.  Any failure to meet expectations could cause our stock price to significantly fluctuate or decline.

Factors that could cause our operating results to fluctuate include: (i) successful development and market acceptance of our products and solutions; (ii) our ability to accurately forecast product volumes and mix, and to respond to rapid changes in customer demand; (iii) changes in sales volume or expected sales volume, product mix, average selling prices or production variances that affect gross profit; (iv) the effect of end-of-life programs; (v) a significant change in sales to, or the collectability of accounts receivable from, our largest customers; (vi) our ability to adjust our product features, manufacturing capacity and costs in response to economic and competitive pressures; (vii) our reliance on subcontract manufacturers for product capacity, yield and quality; (viii) our competitors’ product portfolio and product pricing policies; (ix) timely implementation of efficient manufacturing technologies; (x) errors in applying or changes in accounting and corporate governance rules;(xi) the issuance of equity compensation awards or changes in the terms of our stock plan or employee stock purchase plan;(xii) mergers or acquisitions; (xiii) the impact of import and export laws and regulations; (xiv) the cyclical nature of the semiconductor industry and general economic, market, political and social conditions in the countries where we sell our products and the related effect on our customers, distributors and suppliers; and (xv) our ability to obtain capital, debt financing and insurance on commercially reasonable terms.  Although certain of these factors are out of our immediate control, unless we can anticipate and be prepared with contingency plans that respond to these factors, our business may be materially harmed.

We may encounter periods of industry wide semiconductor oversupply, resulting in pricing pressure, as well as undersupply, resulting in a risk that we could be unable to fulfill our customers’ requirements.  The semiconductor industry has historically been characterized by wide fluctuations in the demand for, and supply of, its products.  These fluctuations have resulted in circumstances when supply of and demand for semiconductors has been widely out of balance.  An industry wide semiconductor oversupply could result in severe downward pricing pressure from customers.  In a market with undersupply of manufacturing capacity, we would have to compete with larger foundry and assembly customers for limited manufacturing resources.  In such an environment, we may be unable to have our products manufactured in a timely manner, at a cost that generates adequate gross profit or in sufficient quantities.  Since we outsource all of our manufacturing and generally have a single source of wafer supply, test, assembly and programming for our products, we are particularly vulnerable to such supply shortages and capacity limitations.  As a result, we may be unable to fulfill orders and may lose customers.  Any future industry wide oversupply or undersupply of semiconductors could materially harm our business.

We may be unable to successfully grow our business if we fail to compete effectively with others to attract and retain key personnel.

We believe our future success depends upon our ability to attract and retain highly competent personnel.  Our employees are at-will and not subject to employment contracts.  Hiring and retaining qualified sales, technical and financial personnel are difficult due to the limited number of qualified professionals, economic conditions and the size of our company.  Competition for these types of employees is intense.  In addition, new hires frequently require extensive training before they achieve desired levels of productivity.  Failure to attract, hire, train and retain personnel could materially harm our business.

Problems associated with international business operations could affect our ability to manufacture and sell our products.

Most of our products are manufactured outside of the United States at manufacturing facilities operated by our suppliers in Asia, South Asia and the Middle East regions.  As a result, these manufacturing operations and new product introductions are subject to risks of political instability.

A significant portion of our total revenue comes from sales to customers located outside the United States.  We anticipate that sales to customers located outside the United States will continue to represent a significant portion of our total revenue in future periods.  In addition, most of our domestic customers sell their products outside of North America, thereby indirectly exposing us to risks associated with foreign commerce and economic instability.  In addition to overseas sales offices, we have significant research and development activities in Canada and India.  Accordingly, our operations and revenue are subject to a number of risks associated with foreign commerce, including the following: (i) staffing and managing foreign offices; (ii) managing foreign distributors; (iii) collecting amounts due; (iv) political and economic instability; (v) foreign currency exchange fluctuations; (vi) changes in tax laws, import and export regulations, tariffs and freight rates; (vii) timing and availability of export licenses; (viii) supplying products that meet local environmental regulations; and (ix) inadequate protection of intellectual property rights.

In the past, we have denominated sales of our products to foreign countries exclusively in U.S. dollars.  As a result, any increase in the value of the U.S. dollar relative to the local currency of a foreign country will increase the price of our products in that country so that our products become relatively more expensive to customers in their local currency.  As a result, sales of our products in that foreign country may decline.  If the local currency of a foreign country in which we conduct business strengthens against the U.S. dollar, our payroll and other local expenses will be higher, and since sales are transacted in U.S. dollars, would not be offset by any increase in revenue.  To the extent any such risks materialize, our business could be materially harmed.

In addition, we incur costs in foreign countries that may be difficult to reduce quickly because of employee related laws and practices in those foreign countries.

Our CSSPs face competition from suppliers of ASSPs, suppliers of integrated application processors, and suppliers of ASICs.

We face competition from companies that offer ASSPs such as Cypress Semiconductor.  While it is difficult to provide a unique solution through the use of ASSPs, they generally are cost effective standard products and have short lead times.  In certain design opportunities, ASSPs can be combined to achieve system design objectives.  Manufacturers of integrated application processors often integrate new features when they introduce new products.  A system designer could elect the use of an integrated processor that includes the features offered in our CSSPs.  Companies such as LSI Corporation supply ASICs, which may be purchased for a lower price at higher volumes and typically have greater logic capacity, additional features and higher performance than our products.  Our inability to successfully compete in any of the following areas could materially harm our business: (i) the development of new products, CSSPs and advanced manufacturing technologies; (ii) the quality, power characteristics, performance characteristics, price and availability of devices, programming hardware and software development tools; (iii) the ability to engage with companies that provide synergistic products and services; (iv) the incorporation of industry standards in our products and solutions; (v) the diversity of product offerings available to customers; or (vi) the quality and cost effectiveness of design, development, manufacturing and marketing efforts.

We may depend upon third party distributors and independent sales representatives to market and sell our products, and they may discontinue sale of our products, fail to give our products priority or be unable to successfully market, sell and support our products.

We contract with third party distributors and independent sales representatives to market and sell a portion of our products in certain geographies.  Although we have contracts with our distributors and representatives, our agreements with them may be terminated on short notice by either party and, if terminated, we may be unable to recruit additional or replacement distributors or representatives.  As a result, our future performance will depend in part on our ability to retain our existing distributors and representatives and to attract new distributors and representatives that will be able to effectively market, sell and support our products and solutions.  The loss of one or more of our principal distributors or representatives, or our inability to attract new distributors or representatives, could materially harm our business.

Many of our distributors and representatives, including our principal distributors and representatives, market and sell products for other companies.  Many of these products may compete directly or indirectly with our products and solutions.  Also, we generally are not one of the principal suppliers of products to our distributors or representatives.  If our distributors or representatives give higher priority or greater attention to the products of other companies, including products that compete with our products and solutions, our business would be materially harmed.

Individual distributors and OEMs often represent a significant portion of our accounts receivable.  If we are unable to collect funds due from these distributors and customers, our financial results may be materially harmed.

We may be unable to adequately protect our intellectual property rights and may face significant expenses as a result of future litigation.

Protection of intellectual property rights is crucial to our business, since that is how we keep others from copying the innovations that are central to our existing and future products.  From time to time, we receive letters alleging patent infringement or inviting us to license other parties’ patents.  We evaluate these requests on a case-by-case basis.  These situations may lead to litigation if we reject the offer to obtain the license.

In the past, we have been involved in litigation relating to our alleged infringement of third party patents or other intellectual property rights.  This type of litigation is expensive and consumes large amounts of management time and attention.  Additionally, matters that we initially consider not material to our business could become costly.  In addition, if the letters we sometimes receive alleging patent infringement or other similar matters result in litigation that we lose, a court could order us to pay substantial damages and/or royalties, and prohibit us from making, using, selling or importing essential technologies.  For these and other reasons, this type of litigation could materially harm our business.

Although we may seek to obtain a license under a third party’s intellectual property rights in order to bring an end to certain claims or actions asserted against us, we may not be able to obtain such a license on reasonable terms, or at all.  We have entered into technology license agreements with third parties which give those parties the right to use patents and other technology developed by us and which give us the right to use patents and other technology developed by them.  We anticipate that we will continue to enter into these kinds of licensing arrangements in the future; however, it is possible that desirable licenses will not be available to us on commercially reasonable terms.  If we lose existing licenses to key technology, or are unable to enter into new licenses that we deem important, our business could be materially harmed.

Because it is critical to our success that we continue to prevent competitors from copying our innovations, we intend to continue to seek patent and trade secret protection for our products.  The process of seeking patent protection can be long and expensive, and we cannot be certain that any currently pending or future applications will actually result in issued patents or that, even if patents are issued, they will be of sufficient scope or strength to provide meaningful protection or any commercial advantage to us.  Furthermore, others may develop technologies that are similar or superior to our technology or design around the patents we own.  We also rely on trade secret protection for our technology, in part through confidentiality agreements with our employees, consultants and other third parties.  However, these parties may breach these agreements and we may not have adequate remedies for any breach.  In any case, others may come to know about or determine our trade secrets through a variety of methods.  In addition, the laws of certain territories in which we develop, manufacture or sell our products may not protect our intellectual property rights to the same extent as the laws of the United States.

We may engage in manufacturing, distribution or technology agreements that involve numerous risks, including the use of cash, diversion of resources and significant write-offs.

We have entered into and, in the future, intend to enter into agreements that involve numerous risks, including the use of significant amounts of our cash; diversion of resources from other development projects or market opportunities; our ability to incorporate licensed technology in our products and solutions; our ability to introduce related products in a cost effective and timely manner; our ability to collect amounts due under these contracts; and market acceptance of related products and solutions.  If we fail to recover the cost of these or other assets from the cash flow generated by the related products, our assets will become impaired and our financial results would be harmed.

Our business is subject to the risks of earthquakes, other catastrophic events and business interruptions for which we may maintain limited insurance.

Our operations and the operations of our suppliers are vulnerable to interruption by fire, earthquake, power loss, flood, terrorist acts and other catastrophic events beyond our control.  In particular, our headquarters are located near earthquake fault lines in the San Francisco Bay Area.  In addition, we rely on sole suppliers to manufacture our products and would not be able to qualify an alternate supplier of our products for several quarters.  Our suppliers often hold significant quantities of our inventories which, in the event of a disaster, could be destroyed.  In addition, our business processes and systems are vulnerable to computer viruses, break-ins and similar disruptions from unauthorized tampering.  Any catastrophic event, such as an earthquake or other natural disaster, the failure of our computer systems, war or acts of terrorism, could significantly impair our ability to maintain our records, pay our suppliers, or design, manufacture or ship our products.  The occurrence of any of these events could also affect our customers, distributors and suppliers and produce similar disruptive effects upon their business.  If there is an earthquake or other catastrophic event near our headquarters, our customers’ facilities, our distributors’ facilities or our suppliers’ facilities, our business could be seriously harmed.

We do not have a detailed disaster recovery plan.  In addition, we do not maintain sufficient business interruption and other insurance policies to compensate us for all losses that may occur.  Any losses or damages incurred by us as a result of a catastrophic event or any other significant uninsured loss could have a material adverse effect on our business.

Our principal stockholders have significant voting power and may vote for actions that may not be in the best interests of our other stockholders.

Our officers, directors and principal stockholders together control a significant portion of our outstanding common stock.  As a result, these stockholders, if they act together, will be able to significantly influence our operations, affairs and all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions.  This concentration of ownership may have the effect of delaying or preventing a change in control and might affect the market price of our common stock.  This concentration of ownership may not be in the best interest of our other stockholders.

Our Shareholder Rights Plan, Certificate of Incorporation, Bylaws and Delaware law contain provisions that could discourage a takeover that is beneficial to stockholders.

Our Shareholder Rights Plan as well as provisions of our Certificate of Incorporation, our Bylaws and Delaware law could make it difficult for a third party to acquire us, even if doing so would be beneficial to our stockholders.

Our Common Stock may become ineligible for listing on the NASDAQ Global Market or alternatively the NASDAQ Capital Market if it does not trade at or above $1.00, which would materially adversely affect the liquidity and price of our Common Stock.

We are listed on the NASDAQ Global Market.  Our continued listing is contingent on meeting specific quantitative standards, including a minimum closing bid price of $1.00.  Our Common Stock has at times traded below $1.00 since the fiscal fourth quarter of 2008.  In the event that our stock fails to maintain a minimum closing bid price of at least $1.00 for 30 consecutive business days, we may receive a deficiency notice from the Listing Qualifications Department of the Nasdaq Stock Market.  If we receive a deficiency notice, our stock will have to achieve a minimum closing bid price of at least $1.00 for at least 10 consecutive business days within 180 calendar days, or else we may be delisted from the NASDAQ Global Market.  Should we be delisted from the NASDAQ Global Market, we may be eligible for listing on the NASDAQ Capital Market, subject to meeting specific quantitative standards, including maintaining a minimum closing bid price of $1.00, and would have to achieve that within the 180 calendar days of initial listing on the NASDAQ Capital Market.

If our Common Stock becomes ineligible for listing on either the NASDAQ Global Market or the NASDAQ Capital Market, and is thereafter traded only on the over-the-counter market, the ability of our stockholders to purchase and sell our Common Stock could be less orderly and efficient and more costly.  Furthermore, a delisting of our Common Stock could have a materially adverse impact on our business operations by damaging our general business reputation, impairing our ability to obtain additional capital, reducing the incentives that equity ownership is intended to provide to our employees, and causing a loss of confidence by investors, suppliers and employees.  As a result of the negative impact on the liquidity of our Common Stock and on our business, a delisting would also likely decrease the market price of our Common Stock and increase the volatility of our stock price.

The market price of our common stock may fluctuate significantly and could lead to securities litigation.

Stock prices for many companies in the technology and emerging growth sectors have experienced wide fluctuations that have often been unrelated to the operating performance of such companies.  In the past, securities class action litigation has often been brought against a company following periods of volatility in the market price of its securities.  In the future, we may be the subject of similar litigation.  Securities litigation could result in substantial costs and divert management’s attention.

Changes to existing accounting pronouncements or taxation rules or practices may cause adverse revenue fluctuations, affect our reported financial results or how we conduct our business.

Generally accepted accounting principles, or GAAP, are promulgated by, and are subject to the interpretation of the Financial Accounting Standards Board, or FASB, and the SEC.  New accounting pronouncements or taxation rules and varying interpretations of accounting pronouncements or taxation practices have occurred and may occur in the future.  Any future changes in accounting pronouncements or taxation rules or practices may have a significant effect on how we report our results and may even affect our reporting of transactions completed before the change is effective.  In addition, a review of existing or prior accounting practices may result in a change in previously reported amounts.  This change to existing rules, future changes, if any, or the questioning of current practices may adversely affect our reported financial results, our ability to remain listed on the NASDAQ Global Market, or the way we conduct our business and subject us to regulatory inquiries or litigation.

Compliance with regulations related to corporate governance and public disclosure may result in additional expenses.

Federal securities laws, rules and regulations, as well as NASDAQ rules and regulations, require companies to maintain extensive corporate governance measures, impose comprehensive reporting and disclosure requirements, set strict independence and financial expertise standards for audit and other committee members and impose civil and criminal penalties for companies and their chief executive officers, chief financial officers and directors for securities law violations.  These laws, rules and regulations have increased and will continue to increase the scope, complexity and cost of our corporate governance, reporting and disclosure practices, which could harm our results of operations and divert management’s attention from business operations.  We are committed to maintaining high standards of corporate governance and public disclosure.  If our efforts to comply with new or changed laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, our reputation may be harmed and the market price of our common stock could be affected.

While we believe that we currently have adequate internal control procedures in place, we are still exposed to potential risks from legislation requiring companies to evaluate controls under Section 404 of the Sarbanes-Oxley Act of 2002.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting.  Internal control over financial reporting cannot provide absolute assurance of achieving financial reporting objectives because of its inherent limitations.  Internal control over financial reporting is a process that involves human diligence and compliance and is subject to lapses in judgment and breakdowns resulting from human failures.  Internal control over financial reporting also can be circumvented by collusion or improper management override.  Because of such limitations, there is a risk that material misstatements may not be prevented or detected on a timely basis by internal control over financial reporting.  However, these inherent limitations are known features of the financial reporting process.  Therefore, it is possible to design into the process safeguards to reduce, though not eliminate, this risk.

As of December 2008, we have evaluated our internal control systems in order to allow management to report on our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act.  We performed the system and process evaluation and testing required in an effort to comply with the management certification of Section 404.  While we believe that our internal control procedures are adequate and we intend to continue to fully comply with the requirements relating to internal control and all other aspects of Section 404, our controls necessary for continued compliance with the Sarbanes-Oxley Act may not operate effectively at all times and may result in a material control disclosure.  The identification of a material weakness in internal control over financial reporting, if any, could indicate a lack of proper controls to generate accurate consolidated financial statements.  Furthermore, we cannot be certain as to the outcome of future evaluations, testing and remediation actions or the impact of the same on our operations.  If we are not able to remain in compliance with the requirements of Section 404, we might be subject to sanctions or investigation by regulatory authorities, such as the SEC or the NASDAQ Global Market.  Any such action could adversely affect our financial results and the market price of our common stock.

We have implemented import and export control procedures to comply with United States regulations but we are still exposed to potential risks from import and export activity.

Our products, solutions, technology and software are subject to import and export control laws and regulations which, in some instances, may impose restrictions on business activities, or otherwise require licenses or other authorizations from agencies such as the U.S. Department of State, U.S. Department of Commerce and U.S. Department of the Treasury.  These restrictions may impact deliveries to customers or limit development and manufacturing alternatives.  We have import and export licensing and compliance procedures in place for purposes of conducting our business consistent with U.S. and applicable international laws and regulations, and we periodically review these procedures to maintain compliance with the requirements relating to import and export regulations.  If we are not able to remain in compliance with import and export regulations, we might be subject to investigation, sanctions or penalties by regulatory authorities.  Such penalties can include civil, criminal or administrative remedies such as loss of export privileges.  We cannot be certain as to the outcome of an evaluation, investigation, inquiry or other action or the impact of these items on our operations.  Any such action could adversely affect our financial results and the market price of our common stock.

The Company, our directors and management have been named parties to lawsuits and may be subject to future litigation, which could result in an unfavorable outcome and have a material adverse effect on our business, financial condition, results of operations, cash flows and the trading price for our securities.

The Company and certain of our directors and officers are named in a lawsuit relating to the initial public offering laddering litigation.  We may become the subject of other private or government actions in the future.  Litigation may be time consuming, expensive and disruptive to normal business operations and the outcome of litigation is difficult to predict.  Any expenses associated with litigation or the outcome relating to any such actions could have a material adverse effect on our business, financial condition, results of operations, cash flows and the trading price for our securities.

USE OF PROCEEDS

Unless otherwise indicated in the prospectus supplement, the net proceeds from the sale of securities offered by this prospectus will be used for general corporate purposes and working capital requirements.  We may also use a portion of the net proceeds for licensing or acquiring intellectual property or technologies to incorporate in our products, capital expenditures, to fund possible investments in and acquisitions of complementary businesses, partnerships, minority investments or to repay debt.

We have not determined the amounts we plan to spend on the areas listed above or the timing of these expenditures.  As a result, our management will have broad discretion to allocate the net proceeds of the offerings.  We have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus.  Pending the application of the net proceeds, we expect to invest the proceeds in investment-grade, interest-bearing securities.

DESCRIPTION OF CAPITAL STOCK

General

As of the date of this prospectus, our authorized capital stock consists of 110,000,000 shares.  Those shares consist of (1) 100,000,000 shares designated as common stock, $0.001 par value, and (2) 10,000,000 shares designated as preferred stock, $0.001 par value, of which 10,000 shares have been designated Series A Junior Participating Preferred Stock.  The only equity securities currently outstanding are shares of common stock.  As of August 19, 2009, there were 30,361,136 shares of common stock issued and outstanding.

The following summary describes the material terms of our capital stock and shareholder rights plan.  The description of capital stock and shareholder rights plan is qualified by reference to our amended and restated certificate of incorporation, our amended and restated bylaws, the certificate of designation relating to our Series A Junior Participating Preferred Stock and our rights agreement, each of which is incorporated by reference as exhibits into the registration statement of which this prospectus is a part.

Common stock

The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders.  Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available for that purpose.  Currently, we are not paying dividends.  In the event of a liquidation, dissolution or winding up of the corporation, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.  The common stock has no preemptive or conversion rights or other subscription rights.  There are no redemption or sinking fund provisions applicable to the common stock.  All outstanding shares of common stock are fully paid and nonassessable, and any shares of common stock to be issued upon an offering pursuant to this prospectus and the related prospectus supplement will be fully paid and nonassessable upon issuance.

Our common stock is listed on the NASDAQ Global Market under the symbol “QUIK.”  The transfer agent and registrar for the common stock is American Stock Transfer & Trust Company.  Its address is 59 Maiden Lane, Plaza Level, New York, NY 10038, and its telephone number is 800-937-5449.

Preferred stock

The following description of preferred stock and the description of the terms of a particular series of preferred stock that will be set forth in the related prospectus supplement are not complete.  These descriptions are qualified in their entirety by reference to the certificate of designation relating to that series.  The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to that series.  The prospectus supplement also will contain a description of certain United States federal income tax consequences relating to the purchase and ownership of the series of preferred stock that is described in the prospectus supplement.

Series A Preferred Stock

As of August 19, 2009, there were 10,000 shares of our Series A Junior Participating Preferred Stock authorized, none of which were issued and outstanding.

Undesignated Preferred Stock

Pursuant to our amended and restated certificate of incorporation, our board of directors has the authority, without further action by the stockholders, and subject to limitations prescribed by law, to issue shares of preferred stock in one or more series and to fix and alter the powers, rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred stock.  Any or all of these rights may be greater than the rights of the common stock.  In addition, within the limitations or restrictions stated in any resolution or resolutions of the board of directors originally fixing the number of shares constituting any series, the board of directors has the authority to increase or decrease, but not below the number of shares of such series then outstanding, the number of shares of any series subsequent to the issue of shares of that series.

The board of directors, without stockholder approval, can issue preferred stock with voting, conversion or other rights that could negatively affect the voting power and other rights of the holders of common stock.  Preferred stock could thus be issued quickly with terms calculated to delay or prevent a change in control of the corporation or make it more difficult to remove our management.  Additionally, the issuance of preferred stock may have the effect of decreasing the market price of the common stock.

The prospectus supplement will specify:

•                  the maximum number of shares;

•                  the purchase price per share;

•                  the designation of the shares;

•                  any listing of the preferred stock on any securities exchange or market;

•                  whether interests in the preferred stock will be represented by depositary shares;

•                  the annual dividend rate, if any, whether the dividend rate is fixed or variable, the date dividends will accrue, the dividend payment dates, and whether dividends will be cumulative;

•                  the price and the terms and conditions for redemption, if any, including redemption at our option or at the option of the holders, including the time period for redemption, and any accumulated dividends or premiums;

•                  the liquidation preference, if any, and any accumulated dividends upon the liquidation, dissolution or winding up of our affairs;

•                  any sinking fund or similar provision, and, if so, the terms and provisions relating to the purpose and operation of the fund;

•                  the terms and conditions, if any, for conversion or exchange of shares of any other class or classes of our capital stock or any series of any other class or classes, or of any other series of the same class, or any other securities or assets, including the price or the rate of conversion or exchange and the method, if any, of adjustment;

•                  the voting rights;

•                  any restrictions on alienability; and

•                  any or all other preferences and relative, participating, optional or other special rights, privileges or qualifications, limitations or restrictions.

When we issue shares of preferred stock under this prospectus and the related prospectus supplement, the shares will be fully paid and nonassessable.

Shareholder Rights Plan

Each share of our common stock has one preferred stock purchase right attached to it.  Each right entitles the registered holder to purchase one ten-thousandth (1/10,000) of a share of Series A Junior Participating Preferred Stock, par value $0.001 per share, at an exercise price of $32.50 (the “exercise price”), subject to adjustment.  The description and terms of the rights are set forth in a Rights Agreement between QuickLogic and American Stock Transfer & Trust Company, as Rights Agent, a copy of which is incorporated by reference into the registration statement to which this prospectus relates.  Because this summary is not complete, you should read the full text of the Rights Agreement if you would like additional information.

The rights are exercisable, and transferable apart from the shares of common stock, on the earlier to occur of (i) 10 business days following a public announcement that a person or group of affiliated or associated persons has acquired, or has obtained the right to acquire (an “acquiring person”), beneficial ownership of 15% or more of the outstanding shares of common stock (the “stock acquisition date”), or (ii) 10 business days following the commencement of a tender offer or exchange offer if, upon consummation thereof, the person who commenced the offer would be an acquiring person (the earlier of such dates being called the “distribution date”).  The foregoing time periods are subject to extension as set forth in the Rights Agreement.  After the occurrence of an event set forth in clause (ii) above, the rights will become exercisable for fractions of shares of Series A Junior Participating Preferred Stock at the exercise price per one ten-thousandth of a share of preferred stock.  After the occurrence of an event set forth in clause (i) above, the rights will become exercisable as set forth below.

In the event that any person or group becomes the beneficial owner of 15% or more of the then outstanding shares of common stock (other than as a result of a tender or exchange offer for all shares of the common stock at a price determined by a majority of the directors who are not representatives, nominees, affiliates or associates of an acquiring person, after receiving advice from one or more nationally recognized investment banking firms selected by such directors, to be fair and adequate to the stockholders, and otherwise in the best interests of QuickLogic and our stockholders, referred to as a “permitted offer”), the Rights Agreement provides that proper provision shall be made so that each holder of a right will thereafter have the right to receive, for a 90-day period, upon exercise, common stock (or, under certain circumstances, cash, preferred stock or other of our securities) having a market value equal to two times the exercise price paid (i.e., at a 50% discount).  Following the occurrence of this event, any rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any acquiring person shall immediately become null and void.  However, rights generally are not exercisable following the occurrence of such an event until such time as the rights are no longer redeemable by us as set forth below.  Further, rights generally are exercisable only after the effectiveness of a registration statement for the common stock under the Securities Act.

In the event that, at any time after any person or group becomes the beneficial owner of 15% or more of the then outstanding shares of common stock (other than as a result of a permitted offer), (i) we engage in a merger or other business combination transaction in which we are not the surviving corporation (other than following a permitted offer), (ii) we engage in a merger or other business combination transaction with another person in which we are the surviving corporation, but in which our common stock is changed or exchanged (other than following a permitted offer), or (iii) 50% or more of our assets or earning power (on a consolidated basis) is sold or transferred, the Rights Agreement provides that proper provision shall be made so that each holder of a right (except rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the right, common stock of the acquiring company having a market value equal to two times the exercise price paid (i.e., at a 50% discount).

At any time after a person or group becomes an acquiring person and prior to the acquisition by such person or group of 50% or more of the outstanding shares of common stock, the board of directors may, at its option, exchange the rights (other than rights owned by such person or group, which rights will have become void), in whole or in part, for shares of common stock at an exchange ratio of one share per right.

At any time after the date of the Rights Agreement until 10 business days (or such later date as the board of directors of the Company may determine) following the stock acquisition date, the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (the “redemption price”), payable in cash, common stock or other consideration deemed appropriate by the board of directors.  Thereafter, the Company’s right of redemption may be reinstated if the exercise period has expired, no triggering event has occurred and an acquiring person reduces his beneficial ownership to 5% or less of the outstanding shares of common stock in a transaction or series of transactions not involving the Company and there are no other acquiring persons.  Immediately upon the action of the board of directors of the Company ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the redemption price.

The rights have certain anti-takeover effects.  The rights will cause substantial dilution to a person or group that attempts to acquire us pursuant to an offer that is not approved by the board of directors, unless the rights have been redeemed.  However, the rights should not interfere with any tender offer or merger approved by the board because the board of directors may redeem the rights or approve an offer at any time prior to such time as any person becomes the beneficial owner of 15% or more of the outstanding common stock.

Delaware Anti-Takeover Law and Certain Charter and Bylaw Provisions

Certain provisions of Delaware law and our certificate of incorporation and bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise and to remove incumbent officers and directors.  These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us.  We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law.  In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner.  Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder.  Generally, an interested stockholder is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status, did own) 15% or more of a corporation’s voting stock.  The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Our certificate of incorporation and bylaws require that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of the stockholders and may not be effected by a consent in writing.  In addition, special meetings of our stockholders may be called only by the board of directors, chairperson of the board, chief executive officer or president (in the absence of a chief executive officer).  No business may be transacted at an annual or special meeting of stockholders other than the business specified in the notice to stockholders with respect to such meeting.  Our bylaws require advance notice of any director nominations or other stockholder proposals to be brought before an annual stockholders meeting.  Our certificate of incorporation provides that our board of directors be divided into three classes, with each class serving staggered three-year terms.  Our certificate of incorporation further provides that certain amendments of the certificate of incorporation require the approval of holders of at least 66-2/3% of the voting power of all outstanding stock.  These provisions may have the effect of deterring hostile takeovers or delaying changes in control or our management.

DESCRIPTION OF THE DEPOSITARY SHARES

General

At our option, we may elect to offer fractional shares of preferred stock, rather than full shares of preferred stock.  If we do elect to offer fractional shares of preferred stock, we will issue to the public receipts for depositary shares and each of these depositary shares will represent a fraction of a share of a particular series of preferred stock, as specified in the applicable prospectus supplement.  Each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of preferred stock underlying that depositary share, to all rights and preferences of the preferred stock underlying that depositary share.  These rights may include dividend, voting, redemption and liquidation rights.

The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary, under a deposit agreement between us, the depositary and the holders of the depositary receipts.  The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement.  Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The summary of terms of the depositary shares contained in this prospectus is not complete.  You should refer to any prospectus supplement and the forms of the deposit agreement, our certificate of incorporation and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the Commission.

Dividends

The depositary will distribute cash dividends or other cash distributions, if any, received in respect of the series of preferred stock underlying the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date.  The relevant record date for depositary shares will be the same date as the record date for the preferred stock.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution.  If this occurs, the depositary, with our approval, may adopt another method for the distribution, including selling the property and distributing the net proceeds to the holders.

Liquidation preference

If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of our voluntary or involuntary liquidation, dissolution or winding up, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Redemption

If a series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the preferred stock held by the depositary.  Whenever we redeem any preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock so redeemed.  The depositary will mail the notice of redemption to the record holders of the depositary receipts promptly upon receiving the notice from us and not fewer than 20 nor more than 60 days, unless otherwise provided in the applicable prospectus supplement, prior to the date fixed for redemption of the preferred stock.

Voting

Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts underlying the preferred stock.  Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock underlying that holder’s depositary shares.  The record date for the depositary will be the same date as the record date for the preferred stock.  The depositary will try, as far as practicable, to vote the preferred stock underlying the depositary shares in accordance with these instructions.  We will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to vote the preferred stock in accordance with these instructions.  The depositary will not vote the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Stock

Owners of depositary shares will be entitled to receive upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due to the depositary, the number of whole shares of preferred stock underlying their depositary shares.

Partial shares of preferred stock will not be issued.  Holders of preferred stock will not be entitled to deposit the shares under the deposit agreement or to receive depositary receipts evidencing depositary shares for the preferred stock.

Amendment and termination of the deposit agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between the depositary and us.  However, any amendment which materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by at least a majority of the outstanding depositary shares.  The deposit agreement may be terminated by the depositary or us only if:

•                  all outstanding depositary shares have been redeemed; or

•                  there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Charges of depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangement.  We will also pay charges of the depositary in connection with:

•                  the initial deposit of the preferred stock;

•                  the initial issuance of the depositary shares;

•                  any redemption of the preferred stock; and

•                  all withdrawals of preferred stock by owners of depositary shares.

Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and other specified charges as provided in the deposit agreement for their accounts.  If these charges have not been paid, the depositary may:

•                  refuse to transfer depositary shares;

•                  withhold dividends and distributions; and

•                  sell the depositary shares evidenced by the depositary receipt.

Miscellaneous

The depositary will forward to the holders of depositary receipts all reports and communications we deliver to the depositary that we are required to furnish to the holders of the preferred stock.  In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

Neither the depositary nor we will be liable if either the depositary or we are prevented or delayed by law or any circumstance beyond the control of either the depositary or us in performing our respective obligations under the deposit agreement.  Our obligations and the depositary’s obligations will be limited to the performance in good faith of our or the depositary’s respective duties under the deposit agreement.  Neither the depositary nor we will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished.  The depositary and we may rely on:

•                  written advice of counsel or accountants;

•                  information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information; and

•                  documents believed to be genuine and to have been signed or presented by the proper party or parties.

Resignation and removal of depositary

The depositary may resign at any time by delivering a notice to us.  We may remove the depositary at any time.  Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment.  The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal.  The successor depositary must be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000.

Federal income tax consequences

Owners of the depositary shares will be treated for U.S. federal income tax purposes as if they were owners of the preferred stock underlying the depositary shares.  As a result, owners will be entitled to take into account for U.S. federal income tax purposes and deductions to which they would be entitled if they were holders of such preferred stock.  No gain or loss will be recognized for U.S. federal income tax purposes upon the withdrawal of preferred stock in exchange for depositary shares.  The tax basis of each share of preferred stock to an exchanging owner of depositary shares will, upon such exchange, be the same as the aggregate tax basis of the depositary shares exchanged.  The holding period for preferred stock in the hands of an exchanging owner of depositary shares will include the period during which such person owned such depositary shares.

DESCRIPTION OF THE WARRANTS

General

We may issue warrants for the purchase of our debt securities, common stock, preferred stock, depositary shares or any combination thereof.  Warrants may be issued independently or together with our debt securities, common stock, preferred stock and depositary shares and may be attached to or separate from any offered securities.  Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent.  The warrant agent will act solely as our agent in connection with the warrants.  The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.  This summary of certain provisions of the warrants is not complete.  For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

Debt warrants

The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of the debt warrants, including the following:

•                  the title of the debt warrants;

•                  the offering price for the debt warrants, if any;

•                  the aggregate number of the debt warrants;

•                  the designation and terms of the debt securities, including any conversion rights, purchasable upon exercise of the debt warrants;

•                  if applicable, the date from and after which the debt warrants and any debt securities issued with them will be separately transferable;

•                  the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•                  the dates on which the right to exercise the debt warrants will commence and expire;

•                  if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time;

•                  whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

•                  information with respect to book-entry procedures, if any; the currency or currency units in which the offering price, if any, and the exercise price are payable;

•                  if applicable, a discussion of material U.S. federal income tax considerations;

•                  the antidilution provisions of the debt warrants, if any;

•                  the redemption or call provisions, if any, applicable to the debt warrants;

•                  any provisions with respect to the holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

•                  any additional terms of the debt warrants, including procedures, and limitations relating to the exchange, exercise and settlement of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations.  Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement.  Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or any premium, if any, or interest on the debt securities purchasable upon exercise.

Equity warrants

The prospectus supplement relating to a particular series of warrants to purchase our common stock, preferred stock or depositary shares will describe the terms of the warrants, including the following:

•                  the title of the warrants;

•                  the offering price for the warrants, if any;

•                  the aggregate number of the warrants;

•                  the designation and terms of the common stock, preferred stock or depositary shares that may be purchased upon exercise of the warrants;

•                  if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

•                  if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•                  the number of shares of common stock, preferred stock or depositary shares that may be purchased upon exercise of a warrant and the exercise price for the warrants;

•                  the dates on which the right to exercise the warrants shall commence and expire;

•                  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•                  if applicable, a discussion of material U.S. federal income tax considerations;

•                  the antidilution provisions of the warrants, if any;

•                  the redemption or call provisions, if any, applicable to the warrants;

•                  any provisions with respect to holder’s right to require us to repurchase the warrants upon a change in control; and

•                  any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

No Rights as a Stockholder

Until any warrants to purchase common stock, preferred stock or depositary shares have been exercised, holders of equity warrants will not be entitled:

•                  to vote, consent or receive dividends;

•                  receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•                  exercise any rights as stockholders of QuickLogic.

Holders of debt warrants, common stock warrants, preferred stock warrants and depositary share warrants may have additional rights under the following circumstances:

•                  certain reclassifications, capital reorganizations or changes of the common stock, preferred stock or depositary shares, as applicable;

•                  certain share exchanges, mergers, or similar transactions involving us and which result in changes of the common stock, preferred stock or depositary shares, as applicable; or

•                  certain sales or dispositions to another entity of all or substantially all of our property and assets.

DESCRIPTION OF THE DEBT SECURITIES

The debt securities may be either secured or unsecured and will either be our senior debt securities or our subordinated debt securities.  The debt securities will be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement.  Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture.  Together, the senior indenture and the subordinated indenture are called indentures in this description.  This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities.

The following is a summary of selected provisions and definitions of the indentures and debt securities to which any prospectus supplement may relate.  The summary of selected provisions of the indentures and the debt securities appearing below is not complete and is subject to, and qualified entirely by reference to, all of the provisions of the applicable indenture and certificates evidencing the applicable debt securities.  For additional information, you should look at the applicable indenture and the certificate evidencing the applicable debt security that is filed as an exhibit to the registration statement that includes the prospectus.  In this description of the debt securities, the words “QuickLogic,” “we,” “us,” or “our” refer only to QuickLogic Corporation and not to any of our subsidiaries, unless we expressly state or the context otherwise requires.

The following description sets forth selected general terms and provisions of the applicable indenture and debt securities to which any prospectus supplement may relate.  Other specific terms of the applicable indenture and debt securities will be described in the applicable prospectus supplement.  If any particular terms of the indenture or debt securities described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement.

General

Debt securities may be issued in separate series without limitation as to aggregate principal amount.  We may specify a maximum aggregate principal amount for the debt securities of any series.

We are not limited as to the amount of debt securities we may issue under the indentures.  Unless otherwise provided in a prospectus supplement, a series of debt securities may be reopened to issue additional debt securities of such series.

The prospectus supplement relating to a particular series of debt securities will set forth:

•                  whether the debt securities are senior or subordinated;

•                  the offering price;

•                  the title;

•                  any limit on the aggregate principal amount;

•                  the person who shall be entitled to receive interest, if other than the record holder on the record date;

•                  the date or dates the principal will be payable;

•                  the interest rate or rates, which may be fixed or variable, if any, the date from which interest will accrue, the interest payment dates and the regular record dates, or the method for calculating the dates and rates;

•                  the place where payments may be made;

•                  any mandatory or optional redemption provisions or sinking fund provisions and any applicable redemption or purchase prices associated with these provisions;

•                  if issued other than in denominations of U.S. $1,000 or any multiple of U.S. $1,000, the denominations in which the debt securities shall be issuable;

•                  if applicable, the method for determining how the principal, premium, if any, or interest will be calculated by reference to an index or formula;

•                  if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable and whether we or a holder may elect payment to be made in a different currency;

•                  the portion of the principal amount that will be payable upon acceleration of maturity, if other than the entire principal amount;

•                  if the principal amount payable at stated maturity will not be determinable as of any date prior to stated maturity, the amount or method for determining the amount which will be deemed to be the principal amount;

•                  if applicable, whether the debt securities shall be subject to the defeasance provisions described below under “Satisfaction and discharge; defeasance” or such other defeasance provisions specified in the applicable prospectus supplement for the debt securities;

•                  any conversion or exchange provisions;

•                  whether the debt securities will be issuable in the form of a global security;

•                  any subordination provisions applicable to the subordinated debt securities if different from those described below under “Subordinated debt securities;”

•                  any paying agents, authenticating agents, security registrars or other agents for the debt securities, if other than the trustee;

•                  any provisions relating to any security provided for the debt securities, including any provisions regarding the circumstances under which collateral may be released or substituted;

•                  any deletions of, or changes or additions to, the events of default, acceleration provisions or covenants;

•                  any provisions relating to guaranties for the securities and any circumstances under which there may be additional obligors; and

•                  any other specific terms of such debt securities.

Unless otherwise specified in the prospectus supplement, the debt securities will be registered debt securities.  Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at time of issuance is below market rates.  The U.S. federal income tax considerations applicable to debt securities sold at a discount will be described in the applicable prospectus supplement.

Exchange and transfer

Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us.

We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

In the event of any partial redemption of debt securities of any series, we will not be required to:

•                  issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

•                  register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

We will appoint the trustee as the initial security registrar.  Any transfer agent, in addition to the security registrar initially designated by us, will be named in the prospectus supplement.  We may designate additional transfer agents or change transfer agents or change the office of the transfer agent.  However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Global securities

The debt securities of any series may be represented, in whole or in part, by one or more global securities.  Each global security will:

•                  be registered in the name of a depositary, or its nominee, that we will identify in a prospectus supplement;

•                  be deposited with the depositary or nominee or custodian; and

•                  bear any required legends.

No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

•                  the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary;

•                  an event of default is continuing with respect to the debt securities of the applicable series; or

•                  any other circumstance described in a prospectus supplement has occurred permitting or requiring the issuance of any such security.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indentures.  Except in the above limited circumstances, owners of beneficial interests in a global security will not be:

•                  entitled to have the debt securities registered in their names;

•                  entitled to physical delivery of certificated debt securities; or

•                  considered to be holders of those debt securities under the indenture.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security.  Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form.  These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as “participants.”  Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants.  The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or any participant, with respect to interests of persons held by participants on their behalf.

Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary.  The depositary policies and procedures may change from time to time.  Neither any trustee nor we will have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global security.

Payment and paying agents

Unless otherwise indicated in a prospectus supplement, the provisions described in this paragraph will apply to the debt securities.  Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date.  Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us.  However, at our option, we may pay interest by mailing a check to the record holder.  The trustee will be designated as our initial paying agent.

We may also name any other paying agents in a prospectus supplement.  We may designate additional paying agents, change paying agents or change the office of any paying agent.  However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for payment on any debt security that remain unclaimed for a period ending the earlier of:

•                  10 business days prior to the date the money would be turned over to the applicable state; or

•                  at the end of two years after such payment was due,

will be repaid to us thereafter.  The holder may look only to us for such payment.

No protection in the event of a change of control

Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction, whether or not such transaction results in a change in control.

Covenants

Unless otherwise indicated in a prospectus supplement, the debt securities will not contain any financial or restrictive covenants.

Consolidation, merger and sale of assets

Unless we indicate otherwise in a prospectus supplement, we may not consolidate with or merge into any other person (other than a subsidiary of us), in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to, any person (other than a subsidiary of us), unless:

•                  the successor entity, if any, is a U.S. corporation, limited liability company, partnership, trust or other business entity;

•                  the successor entity assumes our obligations on the debt securities and under the indentures;

•                  immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

•                  certain other conditions specified in the indenture are met.

Events of default

Unless we indicate otherwise in a prospectus supplement, the following will be events of default for any series of debt securities under the indentures:

(1)                                  we fail to pay principal of or any premium on any debt security of that series when due;

(2)                                  we fail to pay any interest on any debt security of that series for 90 days after it becomes due;

(3)                                  we fail to deposit any sinking fund payment when due;

(4)                                  we fail to perform any other covenant in the indenture and such failure continues for 90 days after we are given the notice required in the indentures; and

(5)                                  certain events involving our bankruptcy, insolvency or reorganization.

Additional or different events of default applicable to a series of debt securities may be described in a prospectus supplement.  An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

The trustee may withhold notice to the holders of any default, except defaults in the payment of principal, premium, if any, interest, any sinking fund installment on, or with respect to any conversion right of, the debt securities of such series.  However, the trustee must consider it to be in the interest of the holders of the debt securities of such series to withhold this notice.

Unless we indicate otherwise in a prospectus supplement, if an event of default, other than an event of default described in clause (5) above, shall occur and be continuing with respect to any series of debt securities, either the trustee or the holders of at least a 25 percent in aggregate principal amount of the outstanding securities of that series may declare the principal amount and premium, if any, of the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, to be due and payable immediately.

Unless we indicate otherwise in a prospectus supplement, if an event of default described in clause (5) above shall occur, the principal amount and premium, if any, of all the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, will automatically become immediately due and payable.  Any payment by us on the subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under “Subordinated debt securities.”

Notwithstanding the foregoing, each indenture will provide that we may, at our option, elect that the sole remedy for an event of default relating to our failure to comply with our obligations described under the section entitled “Reports” below or our failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act will for the first 180 days after the occurrence of such an event of default consist exclusively of the right to receive additional interest on the relevant series of debt securities at an annual rate equal to (i) 0.25% of the principal amount of such series of debt securities for the first 90 days after the occurrence of such event of default and (ii) 0.5% of the principal amount of such series of debt securities from the 91st day to, and including, the 180th day after the occurrence of such event of default, which we call “additional interest.”  If we so elect, the additional interest will accrue on all outstanding debt securities from and including the date on which such event of default first occurs until such violation is cured or waived and shall be payable on each relevant interest payment date to holders of record on the regular record date immediately preceding the interest payment date.  On the 181st day after such event of default (if such violation is not cured or waived prior to such 181st day), the debt securities will be subject to acceleration as provided above.  In the event we do not elect to pay additional interest upon any such event of default in accordance with this paragraph, the debt securities will be subject to acceleration as provided above.

In order to elect to pay the additional interest as the sole remedy during the first 180 days after the occurrence of any event of default relating to the failure to comply with the reporting obligations in accordance with the preceding paragraph, we must notify all holders of debt securities and the trustee and paying agent of such election prior to the close of business on the first business day following the date on which such event of default occurs.  Upon our failure to timely give such notice or pay the additional interest, the debt securities will be immediately subject to acceleration as provided above.

After acceleration, the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amounts or interest, have been cured or waived.

Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee reasonable indemnity.  Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

A holder of debt securities of any series will not have any right to institute any proceeding under the indentures, or for the appointment of a receiver or a trustee, or for any other remedy under the indentures, unless:

(1)                                  the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

(2)                                  the holders of at least 25 percent in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and

(3)                                  the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days after the original request.

Holders may, however, sue to enforce the payment of principal, premium or interest on any debt security on or after the due date or to enforce the right, if any, to convert any debt security (if the debt security is convertible) without following the procedures listed in (1) through (3) above.

We will furnish the trustee an annual statement from our officers as to whether or not we are in default in the performance of the conditions and covenants under the indenture and, if so, specifying all known defaults.

Modification and waiver

Unless we indicate otherwise in a prospectus supplement, the applicable trustee and we may make modifications and amendments to an indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment.

We may also make modifications and amendments to the indentures for the benefit of holders without their consent, for certain purposes including, but not limited to:

•                  providing for our successor to assume the covenants under the indenture;

•                  adding covenants or events of default;

•                  making certain changes to facilitate the issuance of the securities;

•                  securing the securities;

•                  providing for a successor trustee or additional trustees;

•                  curing any ambiguities or inconsistencies;

•                  providing for guaranties of, or additional obligors on, the securities;

•                  permitting or facilitating the defeasance and discharge of the securities; and

•                  other changes specified in the indenture.

However, neither the trustee nor we may make any modification or amendment without the consent of the holder of each outstanding security of that series affected by the modification or amendment if such modification or amendment would:

•                  change the stated maturity of any debt security;

•                  reduce the principal, premium, if any, or interest on any debt security or any amount payable upon redemption or repurchase, whether at our option or the option of any holder, or reduce the amount of any sinking fund payments;

•                  reduce the principal of an original issue discount security or any other debt security payable on acceleration of maturity;

•                  change the place of payment or the currency in which any debt security is payable;

•                  impair the right to enforce any payment after the stated maturity or redemption date;

•                  if subordinated debt securities, modify the subordination provisions in a materially adverse manner to the holders;

•                  adversely affect the right to convert any debt security if the debt security is a convertible debt security; or

•                  change the provisions in the indenture that relate to modifying or amending the indenture.

Satisfaction and discharge; defeasance

We may be discharged from our obligations on the debt securities, subject to limited exceptions, of any series that have matured or will mature or be redeemed within one year if we deposit enough money with the trustee to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.

Each indenture contains a provision that permits us to elect either or both of the following:

•                  We may elect to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding.  If we make this election, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on debt securities or the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

•                  We may elect to be released from our obligations under some or all of any financial or restrictive covenants applicable to the series of debt securities to which the election relates and from the consequences of an event of default resulting from a breach of those covenants.

To make either of the above elections, we must irrevocably deposit in trust with the trustee enough money to pay in full the principal, interest and premium on the debt securities.  This amount may be made in cash and/or U.S. government obligations or, in the case of debt securities denominated in a currency other than U.S. dollars, cash in the currency in which such series of securities is denominated and/or foreign government obligations.  As a condition to either of the above elections, for debt securities denominated in U.S. dollars we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the action.

With respect to debt securities of any series that are denominated in a currency other than United States dollars, “foreign government obligations” means:

•                  direct obligations of the government that issued or caused to be issued the currency in which such securities are denominated and for the payment of which obligations its full faith and credit is pledged, or, with respect to debt securities of any series which are denominated in euros, direct obligations of certain members of the European Union for the payment of which obligations the full faith and credit of such members is pledged, which in each case are not callable or redeemable at the option of the issuer thereof; or

•                  obligations of a person controlled or supervised by or acting as an agency or instrumentality of a government described in the bullet above the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which are not callable or redeemable at the option of the issuer thereof.

Reports

The indentures provide that any reports or documents that we file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act will be filed with the trustee within 15 days after the same is filed with the Commission.  Documents filed by us with the Commission via the EDGAR system will be deemed filed with the trustee as of the time such documents are filed with the Commission.

Notices

Notices to holders will be given by mail to the addresses of the holders in the security register.

Governing law

The indentures and the debt securities will be governed by, and construed under, the laws of the State of New York.

No personal liability of directors, officers, employees and stockholders

No incorporator, stockholder, employee, agent, officer, director or subsidiary of ours will have any liability for any obligations of ours, or because of the creation of any indebtedness under the debt securities, the indentures or supplemental indentures.  The indentures provide that all such liability is expressly waived and released as a condition of, and as a consideration for, the execution of such indentures and the issuance of the debt securities.

Regarding the trustee

The indentures limit the right of the trustee, should it become our creditor, to obtain payment of claims or secure its claims.

The trustee will be permitted to engage in certain other transactions with us.  However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which it is trustee, the trustee must eliminate the conflict or resign.

Subordinated debt securities

The following provisions will be applicable with respect to each series of subordinated debt securities, unless otherwise stated in the prospectus supplement relating to that series of subordinated debt securities.

The indebtedness evidenced by the subordinated debt securities of any series is subordinated, to the extent provided in the subordinated indenture and the applicable prospectus supplement, to the prior payment in full, in cash or other payment satisfactory to the holders of senior debt, of all senior debt, including any senior debt securities.

Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary, marshalling of assets, assignment for the benefit of creditors, or in bankruptcy, insolvency, receivership or other similar proceedings, payments on the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to holders of senior debt of all senior debt.

In the event of any acceleration of the subordinated debt securities of any series because of an event of default with respect to the subordinated debt securities of that series, holders of any senior debt would be entitled to payment in full in cash or other payment satisfactory to holders of senior debt of all senior debt before the holders of subordinated debt securities are entitled to receive any payment or distribution.

In addition, the subordinated debt securities will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries, including trade payables and lease obligations.  This occurs because our right to receive any assets of our subsidiaries upon their liquidation or reorganization, and your right to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors, except to the extent that we are recognized as a creditor of such subsidiary.  If we are recognized as a creditor of that subsidiary, our claims would still be subordinate to any security interest in the assets of the subsidiary and any indebtedness of the subsidiary senior to us.

We are required to promptly notify holders of senior debt or their representatives under the subordinated indenture if payment of the subordinated debt securities is accelerated because of an event of default.

Under the subordinated indenture, we may also not make payment on the subordinated debt securities if:

•                  a default in our obligations to pay principal, premium, interest or other amounts on our senior debt occurs and the default continues beyond any applicable grace period, which we refer to as a payment default; or

•                  any other default occurs and is continuing with respect to designated senior debt that permits holders of designated senior debt to accelerate its maturity, which we refer to as a non-payment default, and the trustee receives a payment blockage notice from us or some other person permitted to give the notice under the subordinated indenture.

We will resume payments on the subordinated debt securities:

•                  in case of a payment default, when the default is cured or waived or ceases to exist, and

•                  in case of a nonpayment default, the earlier of when the default is cured or waived or ceases to exist or 179 days after the receipt of the payment blockage notice.

No new payment blockage period may commence on the basis of a nonpayment default unless 365 days have elapsed from the effectiveness of the immediately prior payment blockage notice.  No nonpayment default that existed or was continuing on the date of delivery of any payment blockage notice to the trustee shall be the basis for a subsequent payment blockage notice.

As a result of these subordination provisions, in the event of our bankruptcy, dissolution or reorganization, holders of senior debt may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors.  The subordination provisions will not prevent the occurrence of any event of default under the subordinated indenture.

The subordination provisions will not apply to payments from money or government obligations held in trust by the trustee for the payment of principal, interest and premium, if any, on subordinated debt securities pursuant to the provisions described under the section entitled “Satisfaction and discharge; defeasance,” if the subordination provisions were not violated at the time the money or government obligations were deposited into trust.

If the trustee or any holder receives any payment that should not have been made to them in contravention of subordination provisions before all senior debt is paid in full in cash or other payment satisfactory to holders of senior debt, then such payment will be held in trust for the holders of senior debt.

Senior debt securities will constitute senior debt under the subordinated indenture.

Additional or different subordination provisions may be described in a prospectus supplement relating to a particular series of debt securities.

Definitions

“Designated senior debt” means our obligations under any particular senior debt in which the instrument creating or evidencing the same or the assumption or guarantee thereof, or related agreements or documents to which we are a party, expressly provides that such indebtedness shall be designated senior debt for purposes of the subordinated indenture.  The instrument, agreement or other document evidencing any designated senior debt may place limitations and conditions on the right of such senior debt to exercise the rights of designated senior debt.

“Indebtedness” means the following, whether absolute or contingent, secured or unsecured, due or to become due, outstanding on the date of the indenture for such series of securities or thereafter created, incurred or assumed:

•                  our indebtedness evidenced by a credit or loan agreement, note, bond, debenture or other written obligation;

•                  all of our obligations for money borrowed;

•                  all of our obligations evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind,

•                  our obligations:

•                  as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles, or

•                  as lessee under leases for facilities, capital equipment or related assets, whether or not capitalized, entered into or leased for financing purposes;

•                  all of our obligations under interest rate and currency swaps, caps, floors, collars, hedge agreements, forward contracts or similar agreements or arrangements;

•                  all of our obligations with respect to letters of credit, bankers’ acceptances and similar facilities, including reimbursement obligations with respect to the foregoing;

•                  all of our obligations issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business;

•                  all obligations of the type referred to in the above clauses of another person, the payment of which, in either case, we have assumed or guaranteed, for which we are responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise, or which are secured by a lien on our property; and

•                  renewals, extensions, modifications, replacements, restatements and refundings of, or any indebtedness or obligation issued in exchange for, any such indebtedness or obligation described in the above clauses of this definition.

“Senior debt” means the principal of, premium, if any, and interest, including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding, and rent payable on or in connection with, and all fees and other amounts payable in connection with, our indebtedness.  However, senior debt shall not include:

•                  any debt or obligation if its terms or the terms of the instrument under which or pursuant to which it is issued expressly provide that it shall not be senior in right of payment to the subordinated debt securities or expressly provide that such indebtedness is on the same basis or “junior” to the subordinated debt securities; or

•                  debt to any of our subsidiaries, a majority of the voting stock of which is owned, directly or indirectly, by us.

“Subsidiary” means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by us or by one or more or our other subsidiaries or by a combination of us and our other subsidiaries.  For purposes of this definition, “voting stock” means stock or other similar interests which ordinarily has or have voting power for the election of directors, or persons performing similar functions, whether at all times or only so long as no senior class of stock or other interests has or have such voting power by reason of any contingency.

PLAN OF DISTRIBUTION

We may sell the securities from time to time in one or more transactions:

•                  through one or more underwriters or dealers;

•                  directly to purchasers, including our existing stockholders in a rights offering;

•                  through agents; or

•                  through a combination of any of these methods of sale.

We may distribute the securities from time to time in one or more transactions:

•                  at a fixed price or prices, which may be changed from time to time;

•                  at market prices prevailing at the time of sale;

•                  at prices related to prevailing market prices; or

•                  at negotiated prices.

We will describe the method of distribution of each series of securities in the applicable prospectus supplement.

We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction.  We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the underwriters’ obligations in the related supplement to this prospectus.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers as their agents in connection with the sale of the securities.  These underwriters, dealers or agents may be considered to be underwriters under the Securities Act.  As a result, discounts, commissions or profits on resale received by underwriters, dealers or agents may be treated as underwriting discounts and commissions.  Each prospectus supplement will identify any underwriter, dealer or agent, and describe any compensation received by them from us.  We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act.  Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.

To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.

Agents

We may designate agents who agree to use their reasonable efforts to solicit purchases of our securities for the period of their appointment or to sell our securities on a continuing basis.

Underwriters

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account.  The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement.  The underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series.  We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers.  We may use underwriters with whom we have a material relationship.  We will describe the nature of any such relationship in any prospectus supplement naming any such underwriter.

Direct Sales

We may also sell securities directly to one or more purchasers without using underwriters or agents.  Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act.  We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation.

Trading Markets and Listing of Securities

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on the NASDAQ Global Market.  We may elect to list any other class or series of securities on any exchange or market, but we are not obligated to do so.  It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice.  We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Stabilization Activities

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.  Overallotment involves sales in excess of the offering size, which create a short position.  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.  Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions.  Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions.  Those activities may cause the price of the securities to be higher than it would otherwise be.  If commenced, the underwriters may discontinue any of these activities at any time.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts.  These contracts would provide for payment and delivery on a specified date in the future.  The contracts would be subject only to those conditions described in the prospectus supplement.  The prospectus supplement will describe the commission payable for solicitation of those contracts.

Passive Market Marking

Any underwriters who are qualified market markers on the NASDAQ Global Market may engage in passive market making transactions in the securities on the NASDAQ Global Market in accordance with Rule 103 of Regulation M.  Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers.  In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security.  If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 28, 2008 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Part II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The aggregate estimated (other than the registration fee) expenses to be paid in connection with this offering are as follows:

Securities and Exchange Commission registration fee	$1,674
Accounting fees and expenses	50,000
Legal fees and expenses	50,000
Printing and engraving	1,000
Transfer agent fees and expenses	1,200
Miscellaneous	5,000

Total	$108,874

Item 15. Indemnification of Directors and Officers

Section 102(b)(7) of the Delaware General Corporation Law (“Delaware Law”) permits a Delaware corporation to limit the personal liability of its directors in accordance with the provisions set forth therein.

Section 145 of Delaware Law provides that a corporation may indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

Article VII of our bylaws provides that we will indemnify our directors and officers to the fullest extent permitted by Delaware Law.  Our bylaws allow us to purchase insurance for any person whom we are required or permitted to indemnify.  We have obtained a policy of directors’ and officers’ liability insurance that insures such persons against the cost of defense, settlement or payment of a judgment under certain circumstances.

We have entered into indemnification agreements with our directors and certain officers, in addition to indemnification provided for in our bylaws, and intend to enter into indemnification agreements with any new directors and certain officers in the future.  Under these agreements, we will indemnify these individuals against amounts actually and reasonably incurred in connection with an actual, or a threatened, proceeding if any of them may be made a party because of their role as one of our directors or officers.  We are obligated to pay these amounts only if the officer or director acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to QuickLogic’s best interests.  With respect to any criminal proceeding, we are obligated to pay these amounts only if the officer or director had no reasonable cause to believe his or her conduct was unlawful.  The indemnification agreements also set forth procedures that will apply in the event of a claim for indemnification thereunder.

In addition, our certificate of incorporation provides that the liability of our directors for monetary damages shall be eliminated to the fullest extent permissible under Delaware law, for breach of fiduciary duty as a director.  This provision does not eliminate a director’s duty of care.  Each director will continue to be subject to liability for:

•      breach of the director’s duty of loyalty to QuickLogic;

•      acts or omissions not in good faith or involving intentional misconduct or knowing violations of law;

•      acts or omissions that the director believes to be contrary to QuickLogic’s best interests or that of its stockholders;

•      any transaction from which the director derived an improper personal benefit; and

•      for improper distributions to stockholders and loans to directors and officers.

This provision does not affect a director’s responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

Item 16. Exhibits

The following exhibits are filed herewith or incorporated by reference herein:

Exhibit Number	Exhibit Title
1.1*	Form of Underwriting Agreement.
3.1	Amended and Restated Certificate of Incorporation of the Registrant.(1)
3.1.1	Certificate of Designation, Preferences and Rights of the Terms of the Series A Junior Participating Preferred Stock.(2)
3.2	Amended and Restated Bylaws of the Registrant.(3)
4.1	Form of Senior Indenture.
4.2	Form of Subordinated Indenture.
4.3	Form of Senior Debt Securities (included in Exhibit 4.1).
4.4	Form of Subordinated Debt Securities (included in Exhibit 4.2).
4.5*	Form of Certificate of Designation.
4.6*	Form of Preferred Stock Certificate.
4.7*	Form of Warrant Agreement.
4.8*	Form of Warrant Certificate.
4.9*	Form of Deposit Agreement.
4.10*	From of Depositary Receipt (included in Exhibit 4.9).
4.11	Rights Agreement, dated as of November 28, 2001, between QuickLogic Corporation and American Stock Transfer & Trust Company, as Rights Agent.(2)
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
12.1	Computation of Ratio of Earnings to Fixed Charges.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).
24.1	Power of Attorney of certain directors and officers of QuickLogic Corporation (see page II-6 of this Form S-3).
25.1*	Form T-1 Statement of Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939.
25.2*	Form T-1 Statement of Eligibility of Trustee for Subordinated Indenture under the Trust Indenture Act of 1939.

*      To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended and incorporated herein by reference.

(1)   Incorporated by reference to the Company’s Registration Statement on Form S-1 declared effective October 14, 1999 (Commission File No. 333-28833).

(2)   Incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form 8-A filed on December 10, 2001 (Commission File No. 000-22671).

(3)   Incorporated by reference to the Company’s Current Report on Form 8-K (Item 5.03) filed on May 2, 2005.

Item 17. Undertakings

(a)           The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the Registration Statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)          That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)            Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to the effective date.

(5)          That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer and sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to be the undersigned registrant;

(iii)          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)          Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of our employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           The undersigned Registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof.  If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities, (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding), is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(e)           The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on August 21, 2009.

QUICKLOGIC CORPORATION

By:	/s/ E. THOMAS HART
E. Thomas Hart
Chairman of the Board and
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints E. Thomas Hart and Ralph S. Marimon, and each of them individually, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign the Registration Statement filed herewith and any or all amendments to said Registration Statement (including post-effective amendments and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and otherwise), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ E. THOMAS HART	Chairman of the Board and Chief Executive Officer	August 21, 2009
E. Thomas Hart	(Principal Executive Officer)

/s/ RALPH S. MARIMON	Vice President, Finance and Chief Financial Officer	August 21, 2009
Ralph S. Marimon	(Principal Financial and Accounting Officer)

/s/ MICHAEL J. CALLAHAN	Director	August 21, 2009
Michael J. Callahan

/s/ MICHAEL R. FARESE	Director	August 21, 2009
Michael R. Farese

/s/ ARTURO KRUEGER	Director	August 21, 2009
Arturo Krueger

/s/ CHRISTINE RUSSELL	Director	August 21, 2009
Christine Russell

/s/ HIDE L. TANIGAMI	Director	August 21, 2009
Hide L. Tanigami

/s/ GARY H. TAUSS	Director	August 21, 2009
Gary H. Tauss

Exhibit Number	Exhibit Title
1.1*	Form of Underwriting Agreement.
3.1	Amended and Restated Certificate of Incorporation of the Registrant.(1)
3.1.1	Certificate of Designation, Preferences and Rights of the Terms of the Series A Junior Participating Preferred Stock.(2)
3.2	Amended and Restated Bylaws of the Registrant.(3)
4.1	Form of Senior Indenture.
4.2	Form of Subordinated Indenture.
4.3	Form of Senior Debt Securities (included in Exhibit 4.1).
4.4	Form of Subordinated Debt Securities (included in Exhibit 4.2).
4.5*	Form of Certificate of Designation.
4.6*	Form of Preferred Stock Certificate.
4.7*	Form of Warrant Agreement.
4.8*	Form of Warrant Certificate.
4.9*	Form of Deposit Agreement.
4.10*	From of Depositary Receipt (included in Exhibit 4.9).
4.11	Rights Agreement, dated as of November 28, 2001, between QuickLogic Corporation and American Stock Transfer & Trust Company, as Rights Agent.(2)
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
12.1	Computation of Ratio of Earnings to Fixed Charges.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).
24.1	Power of Attorney of certain directors and officers of QuickLogic Corporation (see page II-6 of this Form S-3).
25.1*	Form T-1 Statement of Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939.
25.2*	Form T-1 Statement of Eligibility of Trustee for Subordinated Indenture under the Trust Indenture Act of 1939.

*                 To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended and incorporated herein by reference.

(1)          Incorporated by reference to the Company’s Registration Statement on Form S-1 declared effective October 14, 1999 (Commission File No. 333-28833).

(2)          Incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form 8-A filed on December 10, 2001 (Commission File No. 000-22671).

(3)          Incorporated by reference to the Company’s Current Report on Form 8-K (Item 5.03) filed on May 2, 2005.